Exhibit T3C.2

CLIFFORD CHANCE LLP

DATED [•] May 2022

BETWEEN

NAC AVIATION 29 DESIGNATED ACTIVITY COMPANY

NORDIC AVIATION CAPITAL DESIGNATED ACTIVITY COMPANY

WILMINGTON TRUST (LONDON) LIMITED
as Exit Facility Agent

THE EXIT FACILITY LENDERS

WILMINGTON TRUST (LONDON) LIMITED
as Senior Secured Loan Agent

THE SENIOR SECURED LENDERS

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Senior Secured Note Trustee

WILMINGTON TRUST (LONDON) LIMITED
acting as Security Agent

AND OTHERS

INTERCREDITOR AGREEMENT

Schedule 5 Aircraft Specific Security	126
Schedule 6 Form of Security Agreement	131
Schedule 7 [Reserved]	132
Schedule 8 Form of NAC 29 Instruction Certificate	133

THIS AGREEMENT is dated [•] May 2022 and made between:

(1)	NAC AVIATION 29 DESIGNATED ACTIVITY COMPANY (“NAC 29”);

(2)	NORDIC AVIATION CAPITAL DESIGNATED ACTIVITY COMPANY (“NAC DAC”);

(3)	WILMINGTON TRUST (LONDON) LIMITED as Exit Facility Agent;

(4)	THE FINANCIAL INSTITUTIONS named on the signing pages as Exit Facility Lenders;

(5)	WILMINGTON TRUST, NATIONAL ASSOCIATION as Senior Secured Note Trustee and authorised representative of the Senior Secured Noteholders;

(6)	WILMINGTON TRUST (LONDON) LIMITED as Senior Secured Loan Agent;

(7)	THE FINANCIAL INSTITUTIONS defined below as Senior Secured Lenders;

(8)	WILMINGTON TRUST (LONDON) LIMITED as Security Agent for the Secured Parties (the “Security Agent”).

(9)	THE SUBSIDIARIES of NAC 29 named on the signing pages as Original Subsidiary Guarantors (the “Original Subsidiary Guarantors”);

(10)	NORDIC AVIATION MALTA LIMITED as Co-Borrower in respect of the Exit Facility; and

(11)	FREYJA AVIATION ONE MALTA LIMITED as Co-Borrower in respect of the Senior Secured Facility.

SECTION 1
INTERPRETATION

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceleration Event” means a Super Senior Credit Facility Acceleration Event or a Pari Passu Debt Acceleration Event.

“Acquired Financing Arrangements” means the Acquired Loans together with all of NAC 29’s ancillary rights with respect to the Acquired Loans in its capacity as “Lender” thereunder (including, without limitation, its rights as beneficiary under the security trust related to, and the right to direct the security trustee to enforce the Liens securing, such Acquired Loans).

“Acquired Loan Aircraft” means each of the NAC 29 Aircraft which is the subject of any Acquired Loan.

“Acquired Loan Borrower” means each of NAC Aviation 2 A/S and NAC Aviation 3 A/S.

“Acquired Loans” means:

(a)
the loan made to NAC Aviation 2 A/S pursuant to the Loan Agreement dated 17 December 2013 (as amended and supplemented from time to time) in respect of one ATR 72-212A aircraft with manufacturer’s serial number 1110;

(b)
the loan made to NAC Aviation 2 A/S pursuant to the Loan Agreement dated 17 December 2013 (as amended and supplemented from time to time) in respect of one ATR 72-212A aircraft with manufacturer’s serial number 1121;

(c)
the loan made to NAC Aviation 2 A/S pursuant to the Loan Agreement dated 27 June 2014 (as amended and supplemented from time to time) in respect of one ATR 72-212A aircraft with manufacturer’s serial number 1165;

(d)
the loan made to NAC Aviation 2 A/S pursuant to the Loan Agreement dated 27 June 2014 (as amended and supplemented from time to time) in respect of one ATR 72-212A aircraft with manufacturer’s serial number 1171;

(e)
the loans made to NAC Aviation 3 A/S pursuant to the Facility Agreement dated 27 June 2014 (as amended from time to time) in respect of two ATR 72-212A aircraft with manufacturer’s serial numbers 1120 and 1131, each of which was acquired by NAC 29 pursuant to the Plan of Reorganization.

“Acquired Loans Prepayment Date” means the date designated by NAC DAC for the prepayment of the Acquired Loans, pursuant to a resolution of the board of directors of NAC DAC.

“Additional Guarantor” has the meaning given to that term in Clause 7.9(b) (New Guarantors).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. Unless the context otherwise clearly requires, any reference to an “Affiliate”, is a reference to an Affiliate of NAC DAC. Any reference to an Affiliate of a Primary Creditor shall include any Related Fund of such Primary Creditor.

“Aircraft AOE” means any limited liability company or other entity whose principal asset(s) are Aircraft Assets.

“Aircraft Asset” means an aircraft, airframe or aircraft engine (including any related parts).

“Aircraft Specific Security” has the meaning given to that term in Clause 8.1(a) (Aircraft Specific Security).

“Aircraft Specific Security Documents” means documents creating and evidencing such Aircraft Specific Security.

“Approved Replacement Exit Facility” means a Super Senior Credit Facility to be made available to NAC DAC by PK Air 1 IRL DAC (or one or more of its Affiliates) on terms that are consistent with those approved by the Majority Consenting Equitizing Creditors (as such term is defined in the Plan of Reorganization) pursuant to the Plan of Reorganization and the Confirmation Order.

“Arranger” means any Super Senior Credit Facility Arranger and any Pari Passu Arranger, in each case, which becomes a Party as an Arranger pursuant to Clause 18.7 (Accession of Super Senior Creditors under new Super Senior Credit Facilities) or Clause 18.8 (Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities), as the case may be.

“Available Commitment”:

(a)	in relation to an Exit Facility Lender, has the meaning given to the term “Available Commitment” in the Exit Facility Agreement; and

(b)	in relation to any other Super Senior Credit Facility Lender, has the meaning given to the term “Available Commitment” in the relevant Super Senior Credit Facility Agreement.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)
in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.

“Borrowing Liabilities” means, in relation to a member of the NAC Obligor Group, the liabilities and obligations (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor (other than to an Arranger or a Creditor Representative) or a Debtor in respect of Liabilities arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities and obligations as a borrower under the Super Senior Credit Facility Documents and liabilities and obligations as a borrower or issuer under the Pari Passu Debt Documents).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, England, New York, USA and Dublin, Ireland.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on Matters Specific to Aircraft Equipment (the “Aircraft Protocol”), both signed in Cape Town, South Africa on 16 November 2001, together with any regulations made in connection with them, and references to any Articles of the Cape Town Convention refer to the English language version of the Consolidated Text of the Cape Town Convention and the Aircraft Protocol attached to Resolution No. 1 of the final Act of the Diplomatic Conference to adopt the Convention and the Aircraft Protocol (as amended, the “Consolidated Text”).

“Capital Stock” means:

(a)	in the case of a corporation, corporate stock;

(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)	in the case of a partnership or limited liability company, partnership interests (whether general or limited), membership interests or shares in the capital of a company; and

(d)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Chapter 11 Cases” means the voluntary cases commenced by NAC DAC and certain of its direct and indirect Subsidiaries under chapter 11 of title 11 of the United States Code, which cases have been jointly administered under case number 21-33693 (KRH) (Bankr. E.D. Va.).

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Shared Transaction Security or the Super Senior Additional Security (as applicable).

“Co-Borrower” means:

(a)	in respect of the Exit Facility, Nordic Aviation Malta Limited; and

(b)	in respect of the Senior Secured Facility, Freyja Aviation One Malta Limited.

“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible, given to all the Shared Secured Parties in respect of their Liabilities.

“Common Currency” means United States Dollars (US$).

“Common Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Agent’s Spot Rate of Exchange on the Business Day prior to the relevant calculation.

“Compulsory Acquisition” means, for any NAC 29 Aircraft Asset, the requisition for title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of that NAC 29 Aircraft Asset by any Governmental Authority, whether in the state of registration of that NAC 29 Aircraft Asset or otherwise, whether de facto or de jure, but shall exclude requisition for use or hire not involving requisition of title.

“Confirmation Order” means the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Nordic Aviation Capital Designated Activity Company and Its Debtor Affiliates (Technical Modifications), as entered by the Bankruptcy Court on the docket for the Chapter 11 Cases at Docket No. 743.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Financial Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(a)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(b)	to advance or supply funds:

(i)	for the purchase or payment of any such primary obligation or

(ii)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(c)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Creditor/Creditor Representative Accession Undertaking” means:

(a)	an undertaking substantially in the form set out in Schedule 2 (Form of Creditor/Creditor Representative Accession Undertaking); or

(b)
a Transfer Certificate, Assignment Agreement or Increase Confirmation (each as defined in the relevant Super Senior Credit Facility Agreement or Pari Passu Facility Agreement) provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 2 (Form of Creditor/Creditor Representative Accession Undertaking).

“Creditor Representative” means:

(a)	in relation to the Exit Facility Lenders, the Exit Facility Agent;

(b)
in relation to the Super Senior Credit Facility Lenders under any other Super Senior Credit Facility, the facility agent in respect of that Super Senior Credit Facility which has acceded to this Agreement as the Creditor Representative of those Super Senior Credit Facility Lenders pursuant to Clause 18.7 (Accession of Super Senior Creditors under new Super Senior Credit Facilities);

(c)	in relation to the Senior Secured Noteholders, the Senior Secured Note Trustee;

(d)	in relation to the Senior Secured Lenders, the Senior Secured Loan Agent; and

(e)
in relation to any other Pari Passu Noteholders or Pari Passu Lenders, the person which has acceded to this Agreement as the Creditor Representative of those Pari Passu Noteholders or Pari Passu Lenders pursuant to Clause 18.8 (Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities).

“Creditor Representative Amounts” means fees, costs, expenses of, and other amounts payable to, a Creditor Representative for its own account pursuant to the relevant Debt Documents or any engagement letter between a Creditor Representative and a Debtor (including any amount payable to a Creditor Representative by way of indemnity, remuneration or reimbursement for expenses incurred), and the costs incurred by a Creditor Representative in connection with any actual or attempted Enforcement Action which are recoverable pursuant to the terms of the Debt Documents.

“Creditors” means the Primary Creditors and the Intra-Group Lenders.

“Debt Document” means each of this Agreement, the Super Senior Credit Facility Documents, the Pari Passu Debt Documents, the Shared Security Documents, any agreement evidencing the terms of the Intra-Group Liabilities, any Tabulation Agency Agreement and any other document designated as such by the Security Agent and NAC 29.

“Debtor” means each of (i) NAC 29, (ii) NAC DAC, (iii) each Co-Borrower, and (iv) each Guarantor who is a Party to this Agreement from time to time in accordance with the terms of this Agreement.

“Debtor Process Agent” means NAC Services UK Limited, a company incorporated and existing under the laws of England, with its registered office at Tricor Suite, 4th Floor, 50 Mark Lane, London, EC3R 7QR, UK.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Debt Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means:

(a)	on or prior to the Exit Facility Discharge Date, an Exit Facility Lender which is a “Defaulting Lender” under, and as defined in, the Exit Facility Agreement; and

(b)	after the Exit Facility Discharge Date, a Super Senior Credit Facility Lender which is a “Defaulting Lender” under, and as defined in, the relevant Super Senior Credit Facility Documents.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Distress Event” means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Shared Transaction Security.

“Distressed Disposal” means a disposal of any Shared Charged Property which is:

(a)	being effected at the request of the relevant Instructing Group in circumstances where the Shared Transaction Security has become enforceable;

(b)	being effected by enforcement of the Shared Transaction Security; or

(c)	being effected, after the occurrence of a Distress Event, by a Debtor to a person or persons which is, or are, not a member, or members, of the NAC Obligor Group.

“Enforcement” means the enforcement or disposal of any Shared Transaction Security or Super Senior Additional Security (as the context requires), the requesting of a Distressed Disposal and/or the release or disposal of claims and/or Shared Transaction Security or Super Senior Additional Security (as the context requires) on a Distressed Disposal under Clause 14 (Distressed Disposals), the giving of instructions as to actions with respect to the Shared Transaction Security or Super Senior Additional Security (as the context requires) and/or the applicable Charged Property following an Insolvency Event and the taking of any other actions consequential on (or necessary to effect) any of those actions (but excluding the delivery of an Initial Enforcement Notice).

“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)
the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Primary Creditor to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)
the making of a demand in relation to a Liability that is payable on demand (other than a demand made by an Intra-Group Lender in relation to any Intra-Group Liabilities which are on-demand Liabilities to the extent demand is made in the ordinary course of dealings between the relevant that any resulting Payment would be a Permitted Intra-Group Payment);

(iv)	the making of any demand against any Debtor in relation to any Guarantee Liabilities of that Debtor;

(v)
the exercise of any right to require any Debtor to acquire any Liability (including exercising any put or call option against any Debtor for the redemption or purchase of any Liability other than in connection with an asset sale offer or a change of control offer (however defined) as set out in the Super Senior Credit Facility Documents or Pari Passu Debt Documents) and excluding any such right which arises as a result of any voluntary tender offer or exchange offer for, Pari Passu Notes at a time at which no Default is continuing; or

(vi)	the suing for, commencing or joining of any legal or arbitration proceedings against any Debtor to recover any Liabilities;

(b)
the taking of any steps to enforce or require the enforcement of any Shared Transaction Security or Super Senior Additional Security (including the crystallisation of any floating charge forming part of the Shared Transaction Security or Super Senior Additional Security);

(c)
the entering into of any composition, compromise, assignment or arrangement with any Debtor which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 18 (Changes to the Parties), any such right which arises as a result of any open market purchases of, or voluntary tender offer or exchange offer for, Pari Passu Notes at a time at which no Default is continuing); or

(d)
the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Debtor which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Debtor’s assets or any suspension of payments or moratorium of any Financial Indebtedness of any such Debtor, or any analogous procedure or step in any jurisdiction, except that the taking of any action falling within paragraphs (a)(ii), (iii), (iv) and (vi) or (d) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods shall not constitute Enforcement Action.

“Enforcement Instructions” means instructions as to Enforcement (including the manner and timing of Enforcement) given by the Super Senior Instructing Party or the Majority Pari Passu Creditors to the Security Agent provided that instructions not to undertake Enforcement or an absence of instructions as to Enforcement shall not constitute “Enforcement Instructions”.

“Enforcement Principles” means the principles set out in Schedule 4 (Enforcement Principles).

“Enforcement Proceeds” means any amount paid to or otherwise realised by a Secured Party under or in connection with any Enforcement attributable to the Shared Charged Property following the occurrence of a Distress Event, any other proceeds of, or arising from, any of the Shared Charged Property.

“Equivalent Provision” means:

(a)
with respect to a Super Senior Credit Facility Agreement, in relation to a provision or term of the Exit Facility Agreement, any equivalent provision or term in the Super Senior Credit Facility Agreement which is similar in meaning and effect;

(b)
with respect to a Pari Passu Facility Agreement, in relation to a provision or term of the Senior Secured Credit Agreement, any equivalent provision or term in the Pari Passu Facility Agreement which is similar in meaning and effect; and

(c)
with respect to a Pari Passu Note Purchase Agreement, in relation to a provision or term of the Senior Secured Note Indenture, any equivalent provision or term in the Pari Passu Note Purchase Agreement which is similar in meaning and effect.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in a Super Senior Credit Facility Agreement, a Pari Passu Note Purchase Agreement or a Pari Passu Facility Agreement.

“Exit Facility” means the “Facility” under and as defined in the Exit Facility Agreement.

“Exit Facility Agent” means the facility agent under and as defined in the Exit Facility Agreement.

“Exit Facility Agreement” means the USD 200,000,000 revolving facility agreement made between NAC DAC, the Exit Facility Agent, the Exit Facility Lenders and others dated on or about the date of this Agreement.

“Exit Facility Discharge Date” means the first date on which all Exit Facility Liabilities have been fully and finally discharged to the satisfaction of the Exit Facility Agent, whether or not as the result of an enforcement, and the Exit Facility Lenders are under no further obligation to provide financial accommodation to any of the Debtors under the Exit Facility Finance Documents (in each case in their capacity as Exit Facility Lenders).

“Exit Facility Finance Documents” means the “Finance Documents” under and as defined in the Exit Facility Agreement.

“Exit Facility Lenders” means each Lender (as defined in the Exit Facility Agreement).

“Exit Facility Liabilities” means the Liabilities owed by the Debtors to the Super Senior Creditors under the Exit Facility Finance Documents.

“FAA” means the Federal Aviation Administration of the United States of America.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a similar transaction where neither party is under undue pressure to trade and assuming a reasonable time period for completing the transaction, as determined in good faith by NAC DAC or the applicable member of the NAC Group, which determination will be conclusive.

“Fairness Opinion” has the meaning given to that term in Schedule 4 (Enforcement Principles).

“Fee Letter” means any fee letter entered into, or to be entered into, between a member of the NAC Obligor Group and any Secured Party.

“Final Discharge Date” means the later to occur of the Super Senior Discharge Date and the Pari Passu Debt Discharge Date.

“Final Disposition” means:

(a)
any sale of a NAC 29 Aircraft AOE, NAC 29 Aircraft Asset or NAC 29 Disposal Component, following which that NAC 29 Aircraft AOE, NAC 29 Aircraft Asset or NAC 29 Disposal Component ceases to be beneficially owned by a member of the NAC 29 Group, excluding (i) any NAC 29 Asset Trade, (ii) Part-Out Sale, or (iii) the contribution of any NAC 29 Aircraft Asset or NAC 29 Disposal Component (including through a contribution of the relevant NAC 29 Aircraft AOE) into a Permitted Joint Venture or Permitted NAC 29 Joint Venture (in each case as defined in the Senior Secured Credit Agreement and the Senior Secured Note Indenture);

(b)	any Part-Out Sale in respect of a NAC 29 Aircraft Asset or NAC 29 Disposal Component;

(c)
the contribution of any NAC 29 Aircraft Asset, NAC 29 Aircraft AOE or NAC 29 Disposal Component to a Permitted Joint Venture or Permitted NAC 29 Joint Venture (in each case as defined in the Senior Secured Credit Agreement and the Senior Secured Note Indenture) with the prior written consent of the Security Agent (acting on the instructions of the Majority Pari Passu Creditors); and

(d)	the entry into of any Permitted Finance Lease for a NAC 29 Aircraft Asset.

“Finance Lease” means finance lease, instalment sale agreement, conditional sale agreement, hire purchase agreement or similar instrument, which would, in accordance with IFRS, be treated as a finance or capital lease.

“Financial Adviser” has the meaning given to that term in Schedule 4 (Enforcement Principles).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialized equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	any liability in respect of a Finance Lease or JOLCO Transaction;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under IFRS);

(f)
any Hedging Obligations (and, when calculating the value of such Hedging Obligations, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Hedging Obligation, that amount) shall be taken into account);

(g)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the NAC Group (excluding any given in respect of trade credit arising in the ordinary course of business); or (ii) any liabilities of any member of NAC Group relating to any post-retirement benefit scheme;

(h)	any amount raised by the issue of redeemable shares which are redeemable before the latest contractual maturity date of the Pari Passu Debt Liabilities;

(i)
any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance or if the agreement is in respect of the supply of assets or services and the payment is due more than 120 days after the customary date for payment;

(j)
any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under IFRS;

(k)	any earn outs, vendor loan notes, purchase price adjustments, profit sharing arrangements, deferred consideration and similar obligations arising out of sale and purchase contracts; and

(l)
(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) through (k) above, other than by endorsement of negotiable instruments for collection in the ordinary course of business, provided that Contingent Obligations shall be deemed not to constitute Financial Indebtedness.

“GrowthCo” means NAC Growth Holdco 1 Limited, a newly incorporated special purpose and wholly-owned Subsidiary of NAC DAC, whose business is limited to the acquisition, ownership, leasing and trading of GrowthCo Assets.

“GrowthCo Aircraft AOE” means any limited liability companies or other entities that are, or upon their acquisition in compliance with the terms of the Pari Passu Debt Documents will become, Wholly-Owned Subsidiaries of GrowthCo or a GrowthCo Orphan Group Entity, and whose principal assets are GrowthCo Aircraft Assets.

“GrowthCo Aircraft Asset” means any Aircraft Assets being or relating to turboprop, regional or single-aisle aircraft that are, or upon their acquisition in compliance with the terms of the Pari Passu Debt Documents will become, beneficially owned by a member of the GrowthCo Group or a GrowthCo Orphan Group Entity.

“GrowthCo Asset” means any GrowthCo Aircraft Asset or any GrowthCo Aircraft AOE (as the context requires).

“GrowthCo Group” means GrowthCo with its Subsidiaries from time to time.

“GrowthCo (NAC 29) Notes” means subordinated notes issued by GrowthCo in favour of NAC 29 the terms of which comply with the requirements set out in the relevant Pari Passu Debt Documents.

“GrowthCo Orphan Entity” means an orphan entity or equivalent (together with each of its Subsidiaries) for whom one or more members of the GrowthCo Group holds all of the E notes, E certificates, profit-participating notes or other instruments intended to achieve a similar effect (each, an “Orphan Profit Participating Instrument”) that, in each case, have been issued by that “GrowthCo Orphan Entity”, provided that:

(a)
the business of the “GrowthCo Orphan Entity” and each of its Subsidiaries is limited to matters arising in connection with (i) their formation and/or corporate administration, and/or (ii) their ownership, trading, leasing and/or financing of GrowthCo Assets (including any maintenance, storage and equivalent agreements for off-lease Aircraft Assets);

(b)
the “GrowthCo Orphan Entity” and each of its Subsidiaries has not incurred any Financial Indebtedness, other than pursuant to (i) the Orphan Profit Participating Instruments, (ii) between a GrowthCo Orphan Entity and another GrowthCo Orphan Group Entity, and/or (iii) Financial Indebtedness incurred for the purposes of the financing or re-financing their acquisition of GrowthCo Assets;

(c)
the “GrowthCo Orphan Entity” and each of its Subsidiaries has not granted any Liens over its assets, other than (i) any Lien granted in respect of secured Financial Indebtedness incurred for the purposes of financing or re-financing their acquisition of GrowthCo Assets, and (ii) any Lien of a type that it would have been entitled to grant, had it been a member of the NAC 29 Group, in accordance with the terms of the Pari Passu Debt Documents; and

(d)	the Board of Directors of each “GrowthCo Orphan Entity” and each of its Subsidiaries are comprised exclusively of independent professional directors.

“GrowthCo Orphan Group Entity” means a GrowthCo Orphan Entity and each of its Subsidiaries.

“Guarantee Liabilities” means, in relation to a member of the NAC Obligor Group, the liabilities and obligations under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor (other than to an Arranger or a Creditor Representative) or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Super Senior Credit Facility Documents and the Pari Passu Debt Documents whether granted by NAC DAC or otherwise).

“Guarantor Accession Deed” means a deed substantially in the form set out in Schedule 1 (Form of Guarantor Accession Deed).

“Guarantor Resignation Request” means a notice substantially in the form set out in Schedule 3 (Form of Guarantor Resignation Request).

“Guarantor” means:

(a)	NAC DAC (in respect of the Shared Secured Obligations only);

(b)	NAC 29 (in respect of the Super Senior Secured Obligations only);

(c)	each Subsidiary Guarantor; and

(d)	each other Person which has become a Party to this Agreement as a Guarantor pursuant to paragraph (b) Clause 7.9 (New Guarantors),

which, in each case, has not ceased to be a Guarantor in accordance with the terms of Clause 7.10 (Resignation of a Guarantor).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IDERA” means, in respect of any aircraft in respect of which the State of Registration has ratified the Cape Town Convention and has made a declaration applying Article 25 of the Consolidated Text, an International Interest, an irrevocable deregistration an export authorisation (in the form annexed to the Aircraft Protocol or such form as may be required by the laws of the State of Registration for that Aircraft).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable.

“Initial Enforcement Notice” has the meaning given to such term in Clause 12.1 (Instructions to enforce – Shared Transaction Security).

“Insolvency Event” means, in relation to any member of the NAC Obligor Group:

(a)
any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that member of the NAC Obligor Group, a moratorium is declared in relation to any Financial Indebtedness of that member of the NAC Obligor Group or an administrator is appointed to that member of the NAC Obligor Group;

(b)	any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)
the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that member of the NAC Obligor Group or any of its assets; or

(d)	any analogous procedure or step is taken in any jurisdiction.

“Instructing Group” means:

(a)	subject to paragraph (b) and (c) below, the Majority Pari Passu Creditors;

(b)
in relation to instructions as to Enforcement of any Shared Transaction Security, the group of Primary Creditors entitled to give instructions as to Enforcement under Clause 12.1 (Instructions to enforce); and

(c)	in relation to instructions as to Enforcement of, or any Consent exclusively with respect to, any Super Senior Additional Security, the Super Senior Instructing Party.

“Intercept Liens” has the meaning given to that term in Clause 17.24(a).

“Intercreditor Amendment” means any amendment or waiver which is subject to Clause 24 (Consents, Amendments and Override).

“International Interest” has the meaning ascribed to such term under the Cape Town Convention.

“International Registry” means the registry established pursuant to the Cape Town Convention.

“Intra-Group Lenders” means NAC DAC and each other member of the NAC Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with another member of the NAC 29 Group which (unless such Person is a NAC Obligor Group member) becomes a Party as an Intra-Group Lender in accordance with the terms of Clause 18 (Changes to the Parties).

“Intra-Group Lending” means the loans, credit or other financial arrangements made available by any Intra-Group Lender to a member of the NAC 29 Group.

“Intra-Group Liabilities” means the Liabilities owed by any member of the NAC 29 Group to any of the Intra-Group Lenders.

“JOLCO Lessor” means a bankruptcy‑remote single purpose entity (not being a member of the NAC Group) incorporated in Japan as an orphan entity (or equivalent) or a subsidiary of a reputable Japanese lease arranger (or as a partnership of such entities) which owns any Aircraft Asset pursuant to a JOLCO Transaction.

“JOLCO Transaction” means a Japanese operating lease or other aircraft financing transaction on customary terms pursuant to which a JOLCO Lessor leases one or more Aircraft Asset to a member of the NAC Group pursuant to a lease, in each case the terms of which permit the member of the NAC Group to acquire legal title to the aircraft on exercise of a call option and payment of an agreed fixed price purchase option.

“Lease” means a lease of a NAC 29 Aircraft Asset to a Lease Obligor.

“Lease Obligor” means any third party (not being a member of the NAC Group or a Special Purpose Entity) having a liability or obligation to any member of the NAC 29 Group or a Special Purpose Entity under a Lease of a NAC 29 Aircraft Asset (or any guarantor of any such Person).

“Leasing Company Practice” means, in relation to any particular issue or matter, acting with reasonable care and diligence as is customary and prudent in the international aircraft operating leasing industry for aircraft of the same type, but in any event no less care and diligence than the Servicer would use for its own aircraft.

“Liabilities” means all present and future liabilities and obligations at any time of any member of the NAC Obligor Group to any Creditor under the Debt Documents or under any other Intra-Group Lending, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)
any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Majority Pari Passu Creditors” means, at any time, those Pari Passu Lenders and Pari Passu Noteholders whose Pari Passu Credit Participations at that time aggregate at least 50.1 per cent. of the total Pari Passu Credit Participation at that time.

“Majority Super Senior Creditors” means, at any time, those Super Senior Creditors whose Super Senior Credit Participations at that time aggregate at least 66.67 per cent. of the total Super Senior Credit Participations at that time.

“NAC 29 Aircraft AOE” means any Aircraft AOE which is a Subsidiary of NAC 29.

“NAC 29 Aircraft Asset” means each Aircraft Asset that is beneficially owned from time to time by any member of the NAC 29 Group, provided that following a Final Disposition of a NAC 29 Disposal Component for a NAC 29 Aircraft Asset, references to that “NAC 29 Aircraft Asset” will be deemed to refer to the NAC 29 Remaining Aircraft Component in respect thereof.

“NAC 29 Asset Trade” means, for any NAC 29 Aircraft Asset, any sale, exchange, substitution or other disposition of all or part of an engine, part or component for that NAC 29 Aircraft Asset (but, for the avoidance of doubt, not a complete NAC 29 Aircraft Asset) (each such engine, part or component, a “Traded-Out Asset”) in accordance with the terms of the Pari Passu Debt Documents in exchange for, or the proceeds of which are being used to purchase or otherwise acquire, a replacement engine, part or component (each such replacement engine, part or component, a “Traded-In Asset”).

“NAC 29 Disposal Component” means a part (but, for the avoidance of doubt, not a complete NAC 29 Aircraft Asset) formerly associated with an entire NAC 29 Aircraft Asset that the Servicer determines in good faith and in accordance with Leasing Company Practice should be disposed of, but excluding any Traded-Out Asset.

“NAC 29 Group” means NAC 29 and each of its Subsidiaries from to time to time.

“NAC 29 Instruction Certificate” means an instruction certificate in the form of Schedule 8 (Form of NAC 29 Instruction Certificate) executed by an Officer of NAC 29.

“NAC 29 Remaining Aircraft Component” means the portion of a NAC 29 Aircraft Asset remaining after a portion thereof becomes a NAC 29 Disposal Component.

“NAC Group” means NAC DAC and each of its Subsidiaries from to time to time (including NAC 29 and each Co-Borrower).

“NAC Obligor Group” means NAC DAC, NAC 29 and each of the Subsidiaries of NAC 29 from time to time (but, for the avoidance of doubt, no member of the NAC Group, other than NAC DAC and NAC 29, which is not also a Subsidiary of NAC 29 shall be treated as members of the NAC Obligor Group for the purposes of this Agreement).

“Non-Aircraft Security” has the meaning given to that term in Clause 8.2 (Non-Aircraft Security).

“Non-Aircraft Security Document” means any document creating and/or evidencing the Non-Aircraft Security.

“Non-Cash Consideration” means consideration in a form other than cash.

“Non-Cash Recoveries” means:

(a)	any proceeds of a Distressed Disposal; or

(b)	any amount distributed to the Security Agent pursuant to Clause 11.2 (Turnover by the Primary Creditors),

which are, or is, in the form of Non-Cash Consideration.

“Officer” means, with respect to NAC 29 or NAC DAC, a director, the Chief Executive Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Orphan Profit Participating Instrument” has the meaning given to that term in the definition of “GrowthCo Orphan Entity”.

“Other Liabilities” means, in relation to a member of the NAC Obligor Group, any trading and other liabilities and obligations (not being Borrowing Liabilities or Guarantee Liabilities) it may have to an Intra-Group Lender.

“Pari Passu Arranger” means any arranger of a credit facility which creates or evidences any Pari Passu Debt Liabilities which becomes a Party pursuant to Clause 18.8 (Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities).

“Pari Passu Credit Participation” means in relation to a Pari Passu Noteholder or a Pari Passu Lender, the aggregate of:

(a)	its aggregate Pari Passu Facility Participation, if any;

(b)	the aggregate outstanding principal amount of the Senior Secured Notes held or beneficially owned by it, if any; and

(c)	to the extent not falling within paragraphs (a) or (b) above, the aggregate outstanding principal amount of any Pari Passu Debt Liabilities in respect of which it is the creditor, if any.

“Pari Passu Creditors” means:

(a)	each Senior Secured Note Creditor and each Senior Secured Loan Creditor; and

(b)	each other Creditor Representative in relation to any Pari Passu Debt Liabilities, each Pari Passu Arranger, each other Pari Passu Noteholder and each Pari Passu Lender.

“Pari Passu Debt Acceleration Event” means:

(a)
the Senior Secured Note Trustee or Senior Secured Noteholders exercising any of its or their rights under section 6.02 (Acceleration) of the Senior Secured Note Indenture or any acceleration provisions being automatically invoked in each case under section 6.02 (Acceleration) of the Senior Secured Note Indenture;

(b)
the Senior Secured Loan Agent exercising any of its rights under section 8.2 of the Senior Secured Credit Agreement or any acceleration provisions being automatically invoked in each case under section 8.2 of the Senior Secured Credit Agreement;

(c)
the Creditor Representative of any other Pari Passu Noteholder(s) (or the requisite Pari Passu Noteholders under any other Pari Passu Note Purchase Agreement) exercising any of its or their rights or any acceleration provisions being automatically invoked in each case under an Equivalent Provision of the relevant Pari Passu Note Purchase Agreement; or

(d)
the Creditor Representative of any other Pari Passu Lender(s) (or any of the other Pari Passu Lenders) exercising any of its or their rights or any acceleration provisions being automatically invoked in each case under an Equivalent Provision of the relevant Pari Passu Facility Agreement, other than the right to declare any amount payable on demand.

“Pari Passu Debt Discharge Date” means the first date on which all Pari Passu Debt Liabilities have been fully and finally discharged to the satisfaction of the Creditor Representative(s) in relation to any Pari Passu Debt Liabilities, whether or not as the result of an enforcement, and the Pari Passu Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Pari Passu Debt Documents.

“Pari Passu Debt Documents” means:

(a)	each Senior Secured Note Document;

(b)	each Senior Secured Loan Document; and

(c)
each other document or instrument entered into between any member of the NAC 29 Group and a Pari Passu Creditor setting out the terms of any credit facility, notes, purchase agreement, indenture or debt security which creates or evidences any Pari Passu Debt Liabilities.

“Pari Passu Debt Liabilities” means the Liabilities owed by the Debtors to the Pari Passu Creditors under or in connection with the Pari Passu Debt Documents.

“Pari Passu Facility” means (a) the Senior Secured Facility and (b) any other credit facility made available to NAC 29 where, pursuant to Clause 18.8 (Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities), any:

(a)	agent of the lenders in respect of the credit facility becomes a Party as a Creditor Representative;

(b)	arranger of the credit facility has become a party as a Pari Passu Arranger; and

(c)	lender in respect of the credit facility has become a Party as a Pari Passu Lender,

and, in each case, the requirements of Clause 18.8 (Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities) have been satisfied.

“Pari Passu Facility Agreement” means the Senior Secured Credit Agreement and any other facility agreement setting out the terms of any credit facility which creates or evidences any Pari Passu Debt Liabilities.

“Pari Passu Facility Participation” means, in respect of any Pari Passu Lender, the aggregate outstanding loan principal owed to such Pari Passu Lender from time to time under any Pari Passu Facility Agreement.

“Pari Passu Lender” means each “Lender” under and as defined in the relevant Pari Passu Facility Agreement.

“Pari Passu Loan Representative” means:

(a)	the Senior Secured Loan Agent; and

(b)
any other administrative agent in respect of a Pari Passu Facility Agreement which has acceded to this Agreement as a Creditor Representative pursuant to Clause 18.8 (Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities).

“Pari Passu Note Purchase Agreement” means the Senior Secured Note Indenture and any other note purchase agreement or note indenture setting out the terms of any debt security which creates or evidences any Pari Passu Debt Liabilities.

“Pari Passu Note Representative” means:

(a)	the Senior Secured Note Trustee; and

(b)
any other administrative agent or note trustee in respect of Pari Passu Notes which has acceded to this Agreement as a Creditor Representative pursuant to Clause 18.8 (Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities).

“Pari Passu Noteholder” means a Senior Secured Noteholder and any other holder from time to time of any Pari Passu Notes.

“Pari Passu Notes” means:

(a)	the Senior Secured Notes; and

(b)	any other senior secured notes issued or to be issued by NAC 29 under a Pari Passu Note Purchase Agreement.

“Part-Out Agreement” means any agreement (whether entered into with another member of the NAC Group or with a third party) for part-out, consignment agreement or similar agreement for the part-out of any NAC 29 Aircraft Asset (and related parts), which shall not include an agreement for the sale of (i) an engine unless such engine is being torn-down for part-out, or (ii) any NAC 29 Aircraft Asset (and related parts) that is the subject of a NAC 29 Asset Trade.

“Part-Out Sale” means, with respect to any NAC 29 Aircraft Asset, the sale, transfer or other disposition of any part or engine on such NAC 29 Aircraft Asset (including any airframe) to any person (other than another member of the NAC Group) pursuant to a Part-Out Agreement.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Permitted Finance Lease” means a Finance Lease entered into by any member of the NAC 29 Group as lessor, seller or creditor in relation to a NAC 29 Aircraft Asset.

“Permitted Intra-Group Payments” means the Payments permitted by Clause 6.1(No restriction on Payment:  Intra-Group Liabilities).

“Permitted Pari Passu Debt Payments” means the Payments permitted by Clause 4.1 (Payment of Pari Passu Debt Liabilities).

“Permitted Payment” means a Permitted Intra-Group Payment, a Permitted Pari Passu Debt Payment or a Permitted Super Senior Credit Facility Payment.

“Permitted Super Senior Credit Facility Payments” means the Payments permitted by Clause 3 (Payment of Super Senior Liabilities).

“Plan Effective Date” has the meaning given to such term in the Plan of Reorganization.

“Plan of Reorganization” means the Third Amended Joint Chapter 11 Plan of Reorganization of Nordic Aviation Capital Designated Activity Company and Its Debtor Affiliates (Technical Modifications) filed on the docket for the Chapter 11 Cases at Docket No. 727, as confirmed by the Confirmation Order, and as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms and the Confirmation Order.

“Primary Creditors” means the Super Senior Creditors and the Pari Passu Creditors.

“Proceeds Account” means the bank account in the name of NAC 29 that is held with the Proceeds Account Bank and charged, pledged or otherwise secured in favour of the Security Agent, into which certain payments of proceeds related to Final Dispositions and any Total Loss of a NAC 29 Aircraft Asset are required to be paid in accordance with the Pari Passu Debt Documents.

“Proceeds Account Bank” means (a) as at the date of this Agreement, Wilmington Trust, National Association or (b) any other account bank with whom the Proceeds Account may be held from time to time with the written consent of the Security Agent (acting on the instructions of the Majority Pari Passu Creditors) and for itself in its personal capacity.

“Purchasing Secured Creditors” has the meaning given to that term in paragraph (d) of Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recoveries” has the meaning given to that term in Clause 16.1 (Order of Application).

“Related Fund” means, in relation to (a) a fund or entity (the “First Entity”), or (b) a company owned by a fund or entity (the “First Company”), a fund or entity (or company owned by such fund or entity) which is ultimately managed or advised by (i) the First Entity or First Company, (ii) an Affiliate of the First Entity or First Company, (iii) the same investment manager or investment advisor as the First Entity, First Company or fund (or entity) that owns the First Company (as applicable), or (iv) an investment manager or investment advisor which is an Affiliate of the investment manager or investment advisor of the First Entity, First Company, or fund (or entity) that owns the First Company (as applicable).

“Relevant Additional Guarantor Date” has the meaning given to that term in Clause 7.9(b) (New Guarantors).

“Relevant Liabilities” means:

(a)	in the case of a Creditor:

(i)	the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor (as the case may be); and

(ii)	all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent; and

(b)	in the case of a Debtor, the Liabilities owed to the Creditors together with all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent.

“Relevant Mandatory Prepayment Event” means, in respect of any NAC 29 Aircraft Asset, the events or circumstances described in:

(a)
section 3.09 (Redemption upon a Shared Transaction Security Defect) of the Senior Secured Note Indenture and section 2.7 (Prepayment upon a Shared Transaction Security Defect) of the Senior Secured Credit Agreement; and

(b)	section 3.10 (Redemption upon a Lessee Sanctions Event) of the Senior Secured Note Indenture and section 2.8 (Prepayment upon a Lessee Sanctions Event) of the Senior Secured Credit Agreement.

“Required IR Filings” has the meaning given to it in paragraph 1(f) of Schedule 5 (Aircraft Specific Security).

“Secured Debt Document” means each Shared Secured Debt Document and Super Senior Secured Debt Document, as the context permits.

“Secured Financial Indebtedness” means Financial Indebtedness that, as of the date it was first incurred:

(a)	benefitted from Security on property with an aggregate Fair Market Value equal to not less than 90% of the aggregate principal amount of such Financial Indebtedness as of such date; or

(b)	was made available to a member of the NAC Group who performs no business other than:

(i)	the purchase, finance, lease, sale and management of Aircraft Assets; and/or

(ii)	the ownership of other persons whose sole business is the purchase, finance, lease, sale and management of Aircraft Assets, in circumstances where:

(A)	the aggregate Fair Market Value of the property of that member of the NAC Group and its Subsidiaries, is not less than 90% of the aggregate principal amount of such Financial Indebtedness; and

(B)
that member of the NAC Group and its subsidiaries are prohibited from granting Security over that property to third parties, or incurring other Financial Indebtedness from third parties that are not members of the NAC Group, in each case subject to such customary exclusions as the relevant member of the NAC Group may agree; and/or

(iii)	activities ancillary to limbs (i) and (ii) above.

“Secured Obligations” means the Shared Secured Obligations and the Super Senior Secured Obligations.

“Secured Parties” means the Shared Secured Parties and the Super Senior Secured Parties.

“Secured Special Purpose Financing Entity” means any member of the NAC Group that on the Relevant Additional Guarantor Date:

(a)	engages in no business other than:

(i)	the purchase, ownership, finance, lease, sale and management of property (including any Aircraft Assets) that is the subject of Secured Financial Indebtedness; and/or

(ii)	the ownership of other Secured Special Purpose Financing Entities; and/or

(iii)	activities ancillary to limbs (i) and (ii) above,

(together, the “Special Purpose Assets” of that member of the NAC Group); and

(b)	has not incurred any Financial Indebtedness (including guarantees) other than:

(i)
the Secured Financial Indebtedness referred to in paragraph (a) above (which, for the avoidance of doubt, will include any Secured Financial Indebtedness that is cross-collateralised against, and benefits from Security over, all or any of the Special Purpose Assets referred to in paragraph (a) above); and/or

(ii)	any Financial Indebtedness owed to any other member of the NAC Group.

“Security” means any mortgage, charge, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Security Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”):

(a)	the Security Agent’s spot rate of exchange; or

(b)	(if the Security Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Security Agent (acting reasonably),

for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 a.m. (London time) on a particular day, which shall, in either case, be notified by the Security Agent in accordance with paragraph (e) of Clause 17.4(b) (Duties of the Security Agent).

“Security Agreement” has the meaning given to it in paragraph 1(a) of Schedule 5 (Aircraft Specific Security).

“Security Property” means the Shared Security Property and the Super Senior Additional Security Property.

“Senior Secured Credit Agreement” means the credit agreement made between NAC 29, the applicable Co-Borrower, the Senior Secured Lenders, the Senior Secured Loan Agent and others dated on or about the date of this Agreement.

“Senior Secured Facility” means the term loan credit facility made available to NAC 29 and the applicable Co-Borrower pursuant to the Senior Secured Credit Agreement.

“Senior Secured Lenders” means the “Lenders” under and as defined in the Senior Secured Credit Agreement.

“Senior Secured Loan Agent” means the “Agent” under and as defined in the Senior Secured Credit Agreement.

“Senior Secured Loan Creditor” means the Senior Secured Lenders and any Pari Passu Loan Representative.

“Senior Secured Loan Documents” means the “Loan Documents” under and as defined in the Senior Secured Credit Agreement.

“Senior Secured Note Creditors” means the Senior Secured Noteholders and the Senior Secured Note Trustee.

“Senior Secured Note Documents” mean the Senior Secured Note Indenture, the Senior Secured Notes, the Shared Security Documents, and this Agreement.

“Senior Secured Note Indenture” means the indenture governing the Senior Secured Notes dated on or about the date of this Agreement and made between the Senior Secured Note Trustee, NAC 29 and NAC DAC.

“Senior Secured Note Trustee” means the “Trustee” in respect of the Senior Secured Notes as defined in the Senior Secured Note Indenture.

“Senior Secured Noteholders” means the holders from time to time of the Senior Secured Notes.

“Senior Secured Notes” means:

(a)	the Senior Secured Notes due 30 June 2026 issued or to be issued by NAC 29 pursuant to the Senior Secured Note Indenture; and

(b)
any other senior secured notes issued by NAC 29 pursuant to the Senior Secured Note Indenture provided that NAC DAC has confirmed in writing that the incurrence of those notes will not breach the terms of any of its existing Super Senior Credit Facility Documents or Pari Passu Debt Documents.

“Servicer” means (a) as at the date of this Agreement, NAC DAC or (b) any replacement servicer therefor appointed by NAC 29 with the prior written consent of the Security Agent (acting on the instructions of the Majority Pari Passu Creditors) provided that no such consent will be required if the replacement servicer is another member of the NAC Group which is the sole or principal servicer of Group Aircraft Assets.

“Shared Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Shared Transaction Security.

“Shared Secured Debt Document” means the Debt Documents excluding any agreement evidencing the terms of the Intra-Group Liabilities and the Super Senior Additional Security Documents.

“Shared Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by any member of the NAC Obligor Group and by each Debtor to any Secured Party under the Shared Secured Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Shared Secured Parties” means the Security Agent, any Receiver, Delegate or Tabulation Agent and each of the Primary Creditors from time to time but, in the case of each Primary Creditor, only if it (or, in the case of a Pari Passu Noteholder, its Creditor Representative) is a Party or has acceded to this Agreement in the appropriate capacity pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking).

“Shared Security Documents” means:

(a)	the Aircraft Specific Security Documents;

(b)	the Non-Aircraft Security Documents;

(c)
any other document entered into at any time by any of the Debtors creating any guarantee, indemnity, Security or other assurance against financial loss in favour, or for the benefit, of all of the Shared Secured Parties as security for all of the Shared Secured Obligations; and

(d)	any Security granted under any covenant for further assurance in any of the documents referred to in paragraphs (a) to (c) above,

excluding, for the avoidance of doubt, the Super Senior Additional Security Documents.

“Shared Security Property”:

(a)	the Shared Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Shared Secured Parties and all proceeds of that Shared Transaction Security;

(b)
all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Shared Secured Parties and secured by the Shared Transaction Security together with all representations and warranties expressed to be given by a Debtor in favour of the Security Agent as trustee for the Shared Secured Parties;

(c)	the Security Agent’s interest in any trust fund created pursuant to Clause 10 (Turnover of Receipts); and

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for the Shared Secured Parties.

“Shared Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Shared Security Documents.

“State of Registration” means, in respect of any NAC 29 Aircraft Asset which is a whole aircraft or an airframe, the jurisdiction in which such airframe or the airframe being part of such whole aircraft is registered from time to time.

“Subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006.

“Subsidiary Guarantor” means:

(a)	each Original Subsidiary Guarantor;

(b)	each other Person which has become a Party to this Agreement as a Guarantor pursuant to paragraph (a) of Clause 7.9 (New Guarantors); and

(c)	each Acquired Loan Borrower with effect from (but not before) the Acquired Loans Prepayment Date.

“Super Senior Additional Security” means the floating charge over all of the assets of NAC DAC (with certain agreed exceptions and excluding, for the avoidance of doubt, any asset comprising Shared Transaction Security) granted by NAC DAC for the benefit of the Super Senior Creditors only.

“Super Senior Additional Security Document” means any document creating and/or evidencing the Super Senior Additional Security.

“Super Senior Additional Security Property”:

(a)	the Super Senior Additional Security expressed to be granted in favour of the Security Agent as trustee for the Super Senior Creditors and all proceeds of that Super Senior Additional Security; and

(b)
all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Super Senior Liabilities to the Security Agent as trustee for the Super Senior Secured Parties and secured by the Super Senior Additional Security together with all representations and warranties expressed to be given by a Debtor in favour of the Security Agent as trustee for the Super Senior Creditors.

“Super Senior Buyout Instruction” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Super Senior Buyout Notice” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Super Senior Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of any Super Senior Additional Security.

“Super Senior Credit Facility” means:

(a)	on or prior to the Exit Facility Discharge Date, the Exit Facility; and

(b)
after the Exit Facility Discharge Date, any Super Senior Credit Facility made available to NAC DAC, and where, pursuant to Clause 18.7 (Accession of Super Senior Creditors under new Super Senior Credit Facilities), any:

(i)	agent of the lenders in respect of the Super Senior Credit Facility becomes a Party as a Creditor Representative;

(ii)	arranger of the Super Senior Credit Facility has become a Party as a Super Senior Credit Facility Arranger; and

(iii)	lender in respect of the Super Senior Credit Facility has become a Party as a Super Senior Credit Facility Lender,

and, in each case, the requirements of Clause 18.7 (Accession of Super Senior Creditors under new Super Senior Credit Facilities) have been satisfied, provided that there shall only be one Super Senior Credit Facility at any time.

“Super Senior Credit Facility Acceleration Event” means:

(a)
on or prior to the Exit Facility Discharge Date, the Exit Facility Agent exercising any of its rights under clause [21.1] (Acceleration) of the Exit Facility Agreement or any acceleration provisions being automatically invoked under the Exit Facility Agreement; and

(b)
after the Exit Facility Discharge Date, the Super Senior Creditor Representative exercising any of its rights under any Equivalent Provision(s) of the relevant Super Senior Credit Facility Agreement or any acceleration provisions being automatically invoked under the relevant Super Senior Credit Facility Agreement, other than the right to declare any amount payable on demand.

“Super Senior Credit Facility Agreement” means:

(a)	on or prior to the Exit Facility Discharge Date, the Exit Facility Agreement; and

(b)	after the Exit Facility Discharge Date, in relation to a Super Senior Credit Facility, the facility agreement documenting that Super Senior Credit Facility.

“Super Senior Credit Facility Arranger” means after the Exit Facility Discharge Date, any arranger of any other Super Senior Credit Facility which becomes a Party pursuant to Clause 18.7 (Accession of Super Senior Creditors under new Super Senior Credit Facilities).

“Super Senior Credit Facility Documents” means:

(a)	on or prior to the Exit Facility Discharge Date, the Exit Facility Finance Documents; and

(b)
after the Exit Facility Discharge Date, if applicable, each document or instrument entered into between a member of the NAC Group and a Super Senior Creditor setting out the terms of any Super Senior Credit Facility which creates or evidences any Super Senior Liabilities.

“Super Senior Credit Facility Lender Discharge Date” means the first date on which all Super Senior Liabilities have been fully and finally discharged to the satisfaction of the relevant Creditor Representative(s), whether or not as the result of an enforcement, and the Super Senior Credit Facility Lenders are under no further obligation to provide financial accommodation to any of the Debtors under the Debt Documents.

“Super Senior Credit Facility Lender Liabilities Transfer” means a transfer of the Super Senior Liabilities described in Clause 5.1 (Option to purchase:  Pari Passu Creditors).

“Super Senior Credit Facility Lenders” means:

(a)	on or prior to the Exit Facility Discharge Date, the Exit Facility Lenders; and

(b)	after the Exit Facility Discharge Date, each “Lender” (under, and as defined in the relevant Super Senior Credit Facility Agreement).

“Super Senior Credit Participation” means, in relation to a Super Senior Credit Facility Lender, its “Commitment” under and as defined in:

(a)	on or prior to the Exit Facility Discharge Date, the Exit Facility Agreement; and

(b)	after the Exit Facility Discharge Date, the relevant Super Senior Credit Facility Agreement.

“Super Senior Creditor Representative” means:

(a)	on or prior to the Exit Facility Discharge Date, the Exit Facility Agent; and

(b)
after the Exit Facility Discharge Date, the facility agent in respect of any Super Senior Credit Facility which has acceded to this Agreement as the Creditor Representative of those Super Senior Credit Facility Lenders pursuant to Clause 18.7 (Accession of Super Senior Creditors under new Super Senior Credit Facilities).

“Super Senior Creditors” means each Super Senior Creditor Representative, any Super Senior Credit Facility Arranger and each Super Senior Credit Facility Lender.

“Super Senior Debt Transfer” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Super Senior Debt Transfer Date” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Super Senior Discharge Date” means the first date on which all Super Senior Liabilities have been fully and finally discharged to the satisfaction of the relevant Creditor Representative(s) (in the case of the Super Senior Liabilities), whether or not as the result of an enforcement, and the Super Senior Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Super Senior Secured Debt Documents.

“Super Senior Instructing Party” means the Super Senior Creditor Representative acting on the instructions of the Majority Super Senior Creditors.

“Super Senior Liabilities” means the Liabilities owed by any Debtor to the Super Senior Creditors under or in connection with the Super Senior Credit Facility Documents.

“Super Senior Response Notice” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Super Senior Secured Debt Document” means each of this Agreement, the Super Senior Credit Facility Documents and any other document designated as such by the Security Agent and NAC DAC.

“Super Senior Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by any Debtor to any Super Senior Secured Party under the Super Senior Secured Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Super Senior Secured Party” means the Security Agent, any Receiver or Delegate and each of the Super Senior Creditors from time to time but, in the case of each Super Senior Creditor, only if it is a Party or has acceded to this Agreement in the appropriate capacity pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking).

“Tabulation Agent” means either:

(a)	the Security Agent or one of its Affiliates that, in either case, regularly provides bondholder and creditor tabulation services; or

(b)	if neither the Security Agent nor any of its Affiliates regularly provides bondholder and creditor tabulation services, Epiq Systems, Inc. or one of its Affiliates (“Epiq”); or

(c)
if paragraph (b) above applies but Epiq does not agree to act as Tabulation Agent, another entity that regularly provides bondholder and creditor tabulation services selected by the Security Agent, appointed in accordance with the provisions of Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Tabulation Agency Agreement” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Tabulation Agent Appointment Date” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Tabulation End Date” has the meaning given to that term in Clause 5.1 (Option to purchase: Pari Passu Creditors).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means, in respect of any payment by a Guarantor pursuant to Clause 7 (Guarantee), a deduction or withholding from such payment for or on account of Tax.

“Total Loss” with respect to any NAC 29 Aircraft Asset (i) has the meaning given to it or any analogous term in the Lease in relation to such NAC 29 Aircraft Asset or (ii) otherwise, if the NAC 29 Aircraft Asset is not subject to a Lease, means any of the following events:

(a)
the actual, constructive, compromised, agreed or arranged total loss of the relevant NAC 29 Aircraft Asset (including any damage of such NAC 29 Aircraft Asset which results in an insurance settlement on the basis of a total loss);

(b)	the relevant NAC 29 Aircraft Asset being destroyed, damaged beyond repair, or permanently rendered unfit for normal use for any reason whatsoever;

(c)	any Compulsory Acquisition of the relevant NAC 29 Aircraft Asset;

(d)
the hijacking, theft or disappearance of the relevant NAC 29 Aircraft Asset which results in the loss of possession thereof by the relevant member of the NAC 29 Group for one hundred and twenty (120) consecutive days or more; or

(e)
other than where a requisition constitutes a Total Loss under paragraph (c) above, the requisition for use of the relevant NAC 29 Aircraft Asset by any Governmental Authority which results in the loss of possession thereof by the relevant member of the NAC 29 Group for one hundred and eighty (180) consecutive days or more.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unsecured Special Purpose Financing Entity” means any member of the NAC Group that on the Relevant Additional Guarantor Date:

(a)	has not engaged in any business other than acting as the borrower in respect of unsecured Financial Indebtedness and any activities ancillary thereto; and

(b)	has not incurred any Financial Indebtedness (including guarantees) other than that unsecured Financial Indebtedness.

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“VDR” has the meaning given to that term in the Pari Passu Debt Documents.

“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)
any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
any “Super Senior Credit Facility Arranger”, “Creditor Representative”, “Arranger”, “Creditor”, “Intra‑Group Lender”, “Pari Passu Arranger”, “Pari Passu Note Representative”, “Pari Passu Loan Representative”, “Pari Passu Noteholder”, “Pari Passu Creditor”, “Senior Secured Note Trustee”, “Senior Secured Noteholder”, “Senior Secured Note Creditor”, “Party”, “Primary Creditor”, “Security Agent”, “Senior Secured Lender”, “Senior Secured Loan Creditor”, “Senior Secured Loan Agent”, “Exit Facility Agent”, “Super Senior Creditor”, “Exit Facility Lender”, “Credit Facility Lender”, shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)
any “Creditor Representative”, “Arranger”, “Creditor”, “Debtor”, “Party” or the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to or of, its rights and/or obligations under the Debt Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)
a “Debt Document” or any other agreement or instrument is a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(v)	“enforcing” (or any derivation) the Shared Transaction Security or the Super Senior Additional Security includes:

(A)	the appointment of an administrator (or any analogous officer in any jurisdiction) of a Debtor by the Security Agent; and

(B)	the making of a demand under Clause 17.2 (Parallel debt) by the Security Agent;

(vi)	a “group of Creditors” includes all the Creditors and a “group of Primary Creditors” includes all the Primary Creditors;

(vii)	a reference to a “holder” in respect of any Pari Passu Note shall include the holder of any beneficial interest in respect of any Pari Passu Note issued in the form of a global security;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)	“proceeds” of a Distressed Disposal includes proceeds in cash;

(xi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(xii)	a provision of law is a reference to that provision as amended or re-enacted from time to time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(d)
References to a Creditor Representative acting on behalf of the Pari Passu Creditors of which it is the Creditor Representative means such Creditor Representative acting on behalf of the Pari Passu Creditors of which it is the Creditor Representative with the consent of the proportion of such Pari Passu Creditors required under and in accordance with the applicable Pari Passu Debt Documents (provided that if the relevant Pari Passu Debt Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Pari Passu Debt Documents (excluding any Pari Passu Debt Liabilities which are disenfranchised in accordance with Clause 25 (Consents, Amendments and Override))).  A Creditor Representative will be entitled to seek instructions from the Pari Passu Creditors of which it is the Creditor Representative to the extent required by the applicable Pari Passu Debt Documents, as the case may be, as to any action to be taken by it under this Agreement.

1.3	Third party rights

(a)
Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate or any other person described in paragraph (b) of Clause 17.13 (Exclusion of liability) may, subject to this Clause 1.3 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

(d)
The Third Parties Act shall apply to this Agreement in respect of any Pari Passu Noteholder.  For the purposes of paragraph (b) above and this paragraph (d), upon any person becoming a Pari Passu Noteholder, such person shall be deemed to be a Party to this Agreement and shall be bound by the provisions of this Agreement and be deemed to receive the benefits of this Agreement, and be subject to the terms and conditions hereof, as if such person were a Party hereto.

1.4	Swedish terms

(a)
Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a person established or incorporated in Swedish or governed by Swedish law or the context so requires, a reference to:

(i)
a “composition”, “assignment” or similar arrangement with any creditor includes a företagsrekonstruktion, konkursförfarande, or ackordsuppgörelse under the Swedish Bankruptcy Act (konkurslagen) or the Swedish Reorganisation Act (lag om företagsrekonstruktion) (as the case may be);

(ii)	a “compulsory manager”, “receiver”, “administrator” includes a förvaltare, företagsrekonstruktör, likvidator or god man under Swedish law;

(iii)
a “guarantee” includes any “garanti” under Swedish law which is independent from the debt to which it relates and any borgen under Swedish law which is accessory to or dependent on the debt to which it relates;

(iv)	a “merger” includes any fusion implemented in accordance with Chapter 23 of the Swedish Companies Act; and

(v)	a “winding up”, “administration” or “dissolution” includes a frivillig likvidation, or tvångslikvidation under Chapter 25 of the Swedish Companies Act.

(b)
If any party incorporated in Sweden is required by this Agreement to hold an amount of money on trust for another party (the “Recipient”), then such requirement will be interpreted as an obligation on that person to act as agent for the Recipient and to hold such amount on a separate account and to promptly pay or transfer such amount to the Recipient.

(c)
For the avoidance of doubt, the Parties agree that any novation effected in accordance with this Agreement shall, in relation to any Transaction Security governed by Swedish law, take effect as an assignment and assumption and transfer of such security interests.

SECTION 2
RANKING AND PRIMARY CREDITORS

2.	RANKING AND PRIORITY

2.1	Primary Creditor Liabilities

Except to the extent otherwise provided in Clause 16 (Application of Proceeds) and without prejudice to any Intercept Lien, each of the Parties agrees that the Super Senior Liabilities and the Pari Passu Debt Liabilities owed by the Debtors to the Primary Creditors shall rank in right and priority of payment pari passu and without any preference between them.

2.2	Shared Transaction Security

Except to the extent otherwise provided in Clause 16 (Application of Proceeds) and without prejudice to any Intercept Lien, each of the Parties agrees that the Shared Transaction Security shall rank and secure the Super Senior Liabilities and the Pari Passu Debt Liabilities (subject to the terms of this Agreement) pari passu and without any preference between them (but only to the extent that such Shared Transaction Security is expressed to secure those Liabilities).

2.3	Super Senior Additional Security

Except to the extent otherwise provided in Clause 16 (Application of Proceeds) and without prejudice to any Intercept Lien, each of the Parties agrees that the Super Senior Additional Security shall rank and secure the Super Senior Liabilities (subject to the terms of this Agreement) pari passu and without any preference between them (but only to the extent such Super Senior Additional Security is expressed to secure those Super Senior Liabilities).

2.4	Intra-Group Liabilities

(a)	Each of the Parties agrees that the Intra-Group Liabilities are subordinated to the Liabilities owed by the Debtors to the Primary Creditors.

(b)	This Agreement does not purport to rank any of the Intra-Group Liabilities as between themselves.

2.5	Creditor Representative Amounts

Subject to Clause 16 (Application of Proceeds) where applicable, nothing in this Agreement will prevent payment by NAC 29 or any Debtor of the Creditor Representative Amounts or the receipt and retention of such Creditor Representative Amounts by the relevant Creditor Representative(s).

3.	SUPER SENIOR CREDITORS AND SUPER SENIOR LIABILITIES

3.1	Payment of Super Senior Liabilities

The Debtors may make Payments of the Super Senior Liabilities at any time in accordance with, and subject to the provisions of, the relevant Super Senior Credit Facility Documents.

3.2	Security: Super Senior Creditors

The Super Senior Creditors may take, accept or receive the benefit of the Super Senior Additional Security without any obligation to offer to the other Secured Parties (other than the Super Senior Secured Parties) the benefit of, or account to such other Secured Parties (other than the Super Senior Secured Parties) in respect of any proceeds received in respect of, such Security, provided that the Super Senior Creditors shall promptly apply (and instruct the Security Agent to promptly apply) all proceeds of the Super Senior Additional Security towards the discharge of the Super Senior Liabilities in accordance with Clause 16.3 (Application of Proceeds – Super Senior Additional Security).

4.	PARI PASSU CREDITORS AND PARI PASSU DEBT LIABILITIES

4.1	Payment of Pari Passu Debt Liabilities

The Debtors may make Payments of the Pari Passu Debt Liabilities at any time in accordance with, and subject to the provisions of, the Pari Passu Debt Documents, provided that:

(a)
in the case of any voluntary prepayment, redemption, repurchase, defeasance or early discharge of any Pari Passu Credit Participation (each a “Voluntary Prepayment”), the Debtors must make a Voluntary Prepayment of each Pari Passu Credit Participation in the proportion that such Pari Passu Credit Participation bears to the aggregate of all Pari Passu Credit Participations at the time of such Voluntary Prepayment; and

(b)
if, at any time, any Debtor intends to make Payments of the Pari Passu Debt Liabilities in circumstances where, immediately following that prepayment, other amounts would remain due and payable under the Shared Secured Debt Documents, the Debtors will ensure that the proposed Payment amount is applied in the order of priority set forth in Clause 16.1 (Order of application – Shared Transaction Security).

4.2	Security

(a)	The Pari Passu Creditors may take, accept or receive the benefit of:

(i)
any Security in respect of the Pari Passu Debt Liabilities from any member of the NAC Group in addition to the Shared Transaction Security which to the extent legally possible is, at the same time, also offered either:

(A)	to the Security Agent as trustee for the other Shared Secured Parties in respect of their Liabilities; or

(B)	in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Agent as trustee for the Shared Secured Parties:

(1)	to the other Shared Secured Parties in respect of their Liabilities; or

(2)	to the Security Agent under a parallel debt structure for the benefit of the other Shared Secured Parties,

and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority); and

(ii)	any guarantee, indemnity or other assurance against loss in respect of the Pari Passu Debt Liabilities from any member of the NAC Group in addition to those in:

(A)	this Agreement; or

(B)	any Common Assurance,

if and to the extent legally possible at the same time it also offered to the other Shared Secured Parties in respect of their respective Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority).

(b)
The Super Senior Creditors shall not take, accept or receive the benefit of: (i) any Security in respect of the Super Senior Liabilities in addition to the Shared Transaction Security and the Super Senior Additional Security; or (ii) any guarantee, indemnity or other assurance against loss in respect of the Super Senior Liabilities from any member of the NAC Group in addition to those contemplated by this Agreement.

5.	OPTION TO PURCHASE

5.1	Option to purchase: Pari Passu Creditors

(a)
Subject to the provisions of this Clause 5.1, one or more of the Pari Passu Noteholders and/or Pari Passu Lenders may, at any time, if and for so long as an Event of Default is continuing, provide a written instruction (together with evidence of its holding of a Pari Passu Credit Participation in form satisfactory to the Security Agent) (a “Super Senior Buyout Instruction”) to the Security Agent and NAC DAC (and NAC DAC shall upload such instruction to the VDR promptly and in any case no later than the next Business Day) that it or they intend to exercise its or their right to purchase all, but not part, of the rights, benefits and obligations in respect of the Super Senior Liabilities in accordance with this Clause 5.1.

(b)
Within five Business Days of the receipt of the Super Senior Buyout Instruction, the Security Agent shall (without the need for further instructions from the Instructing Group or any other Persons, but without prejudice to its right to seek instructions) appoint the Tabulation Agent (at the cost of NAC DAC) on terms that it shall perform the functions required by this Clause 5.1 pursuant to an agreement entered into between the Tabulation Agent and the Security Agent (the “Tabulation Agency Agreement”) (the date of such appointment being the “Tabulation Agent Appointment Date”). The Security Agent shall notify each Creditor Representative and NAC DAC of (i) the receipt of the Super Senior Buyout Instruction and (ii) the Tabulation Agent Appointment Date and the identity and contact details of the Tabulation Agent (and NAC DAC shall upload such notice to the VDR promptly and in any case no later than the next Business Day). [The fees payable to the Tabulation Agent pursuant to the Tabulation Agency Agreement shall (unless otherwise agreed between NAC DAC and the Tabulation Agent (it being acknowledged that there shall be no requirement for any such agreement to have been reached for the Tabulation Agent to be appointed hereunder)) be the Tabulation Agent’s standard fees charged in relation to such appointments. The Security Agent shall have no responsibility for setting or negotiating the fees of the Tabulation Agent and shall not be liable to NAC DAC or any other Person in connection with any objection to, or dispute with respect to, the amount thereof.]

(c)
Any Senior Secured Note Creditor or Senior Secured Loan Creditor that wishes to exercise its option to purchase Super Senior Liabilities under this Clause 5.1 must provide a written confirmation that it intends to exercise its rights under this Clause 5.1 to purchase Super Senior Liabilities to the Tabulation Agent (a “Super Senior Response Notice”) prior to the date falling fifteen Business Days after the Tabulation Agent Appointment Date (the “Tabulation End Date”).

(d)
On the Tabulation End Date, the Tabulation Agent shall determine (consulting with the Security Agent and relevant Creditor Representatives as required) the appropriate share of the Super Senior Liabilities to be acquired by each of those Pari Passu Creditors who have provided a Super Senior Response Notice to the Tabulation Agent (the “Purchasing Secured Creditors”) and shall inform each such Purchasing Secured Creditor accordingly. If more than one Purchasing Secured Creditor wishes to exercise the option to purchase Super Senior Liabilities under this Clause 5.1, each such Purchasing Secured Creditor shall acquire the Super Senior Liabilities pro rata, in the proportion that its Pari Passu Credit Participation bears to the aggregate Pari Passu Credit Participations of all of the Purchasing Secured Creditors.

(e)
On the Business Day immediately following the Tabulation End Date, the Tabulation Agent shall notify the Security Agent of the identity of the Purchasing Secured Creditors, and the Security Agent shall, no later than one Business Day after such notification, serve a notice in accordance with paragraph (f) below (the “Super Senior Buyout Notice”) on the Creditor Representative in respect of the Super Senior Liabilities.

(f)	The Super Senior Buyout Notice must:

(i)
set out the name(s) and contact details of each of the Purchasing Secured Creditors (or, if applicable, to the extent notified in writing to the Security Agent, the identity of the relevant nominee nominated by such Purchasing Secured Creditor to whom the Super Senior Liabilities will be transferred); and

(ii)
set out the date on which the Super Senior Liabilities will be transferred, which shall be not less than 10 Business Days and not more than 20 Business Days after the date of the Super Senior Buyout Notice (the “Super Senior Debt Transfer Date”).

(g)
The serving of a Super Senior Buyout Notice in accordance with paragraphs (e) and (f) above and compliance by the Purchasing Secured Creditors with the other provisions of this Clause 5.1 shall entitle the Purchasing Secured Creditors to require the transfer of all, but not part, of the rights, benefits and obligations in respect of the Super Senior Liabilities to those Purchasing Secured Creditors (or to a nominee or nominees on their behalf) (the “Super Senior Debt Transfer”).

(h)	The Super Senior Debt Transfer shall not take effect on the Super Senior Debt Transfer Date unless:

(i)
such Super Senior Debt Transfer is made in accordance with Clause 18.2 (Change of Super Senior Credit Facility Lender or Pari Passu Lender under an existing Super Senior Credit Facility or Pari Passu Facility);

(ii)
the Creditor Representative in respect of the Super Senior Liabilities, on behalf of the Super Senior Credit Facility Lenders, is paid an amount by the Purchasing Secured Creditors equal to the aggregate of:

(A)
all of the Super Senior Liabilities at that time (whether or not due), including all amounts that would have been payable under the Super Senior Credit Facility Documents if the Super Senior Liabilities were being prepaid by the relevant Debtors on the date of that payment; and

(B)	all costs and expenses (including legal fees) incurred by the relevant Creditor Representative and/or the Super Senior Credit Facility Lenders as a consequence of giving effect to that transfer;

(iii)	as a result of the Super Senior Debt Transfer, the Super Senior Credit Facility Lenders have no further actual or contingent liability to any Debtor under the relevant Debt Documents;

(iv)
an indemnity is provided from the Purchasing Secured Creditors (or from one or more third parties acceptable to all the Super Senior Credit Facility Lenders) in a form satisfactory to each Super Senior Credit Facility Lender (acting reasonably) in respect of all losses which may be sustained or incurred by any Super Senior Credit Facility Lender in consequence of any sum received or recovered by any Super Senior Credit Facility Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Super Senior Credit Facility Lender for any reason;

(v)
the Super Senior Debt Transfer is made without recourse to, or representation or warranty from, the Super Senior Credit Facility Lenders, the Tabulation Agent, the Security Agent or the Creditor Representative in respect of the Super Senior Liabilities except that each Super Senior Credit Facility Lender shall be deemed to have represented and warranted on the Super Senior Debt Transfer Date that it has the corporate power to effect the Super Senior Debt Transfer and it has taken all necessary action to authorise the making by it of the Super Senior Debt Transfer; and

(vi)
all fees and other amounts then due and owing to the Tabulation Agent, the Security Agent and the Creditor Representative in respect of the Super Senior Liabilities, including in connection with the Super Senior Debt Transfer, shall have been paid in full.

(i)	No later than:

(i)
two Business Days prior to the Super Senior Debt Transfer Date, each Super Senior Credit Facility Lender shall notify the Creditor Representative in respect of the Super Senior Credit Facility of any amounts incurred by such Super Senior Credit Facility Lender and described in paragraph (h)(ii)(B) above; and

(ii)
one Business Day prior to the Super Senior Debt Transfer Date, the Creditor Representative in respect of the Super Senior Credit Facility shall notify each of the Purchasing Secured Creditors of the sum of the amounts described in paragraphs (h)(ii)(A) and (B) above.

(j)
Following service of a Super Senior Buyout Notice and provided that the Purchasing Secured Creditors have satisfied the conditions set out in this Clause 5.1, each Super Senior Credit Facility Lender and the Creditor Representatives in respect of the Super Senior Credit Facilities shall promptly execute the relevant transfer documentation necessary to effect the Super Senior Debt Transfer on the Super Senior Debt Transfer Date.

(k)
Each of the Security Agent, the Super Senior Credit Facility Lenders, the Creditor Representatives of the Super Senior Credit Facility Lenders, the Purchasing Secured Creditors and each other Creditor Representative shall take all actions required by this Clause 5.1 promptly upon becoming obliged to take them or upon reasonable request.

(l)	NAC DAC irrevocably and unconditionally undertakes to pay all fees, costs and expenses of the Tabulation Agent.

SECTION 3
UNDERTAKINGS OF GROUP MEMBERS

6.	INTRA-GROUP LENDERS AND INTRA-GROUP LIABILITIES

6.1	No restriction on Payment: Intra-Group Liabilities

(a)	Subject to paragraph (b) below, members of the NAC Obligor Group may make any Payments of the Intra-Group Liabilities at any time when due.

(b)	Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if, at the time of the Payment, an Event of Default has occurred and is continuing unless:

(i)	the Super Senior Instructing Party and the Majority Pari Passu Creditors consent to that Payment being made; or

(ii)	that Payment is made to facilitate the making of a Permitted Super Senior Credit Facility Payment or a Permitted Pari Passu Debt Payment.

6.2	Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clause 6.1(b) (No restriction on Payment:  Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of that Clause.

6.3	Security: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities.

6.4	Restriction on enforcement: Intra-Group Lenders

Subject to Clause 6.5 (Permitted Enforcement:  Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date.

6.5	Permitted Enforcement: Intra-Group Lenders

After the occurrence of an Insolvency Event in relation to any member of the NAC Obligor Group, each Intra-Group Lender may (unless otherwise directed by the Security Agent (acting on the instructions of the Majority Pari Passu Creditors) exercise any right it may otherwise have against that member of the NAC Obligor Group to:

(a)	accelerate any of that member of the NAC Obligor Group’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the NAC Obligor Group in respect of any Intra-Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of that member of the NAC Obligor Group; or

(d)	claim and prove in any insolvency process of that member of the NAC Obligor Group for the Intra-Group Liabilities owing to it.

6.6	Representations: Intra-Group Lenders

(a)	Each Intra-Group Lender which is not a Debtor represents and warrants to the Primary Creditors and the Security Agent that:

(i)	it is a corporation duly organised (or company duly incorporated), or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(ii)
the obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations which are applicable to creditors generally, legal, valid, binding and enforceable obligations; and

(iii)	the entry into and performance by it of this Agreement does not and will not:

(A)	conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets; or

(B)	constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets.

(b)
NAC 29 represents and warrants to the Primary Creditors and the Security Agent that, as at the date of this Agreement, there are no Intra-Group Lenders other than NAC DAC and members of the NAC 29 Group (who, for the avoidance of doubt, are Party to this Agreement).

7.	GUARANTEE

7.1	Guarantee and Indemnity

(a)	Each Guarantor irrevocably and unconditionally jointly and severally:

(i)	guarantees to each Secured Party the punctual performance of the Secured Obligations;

(ii)
undertakes with each Secured Party that whenever any Debtor does not pay any amount when due to a Secured Party under or in connection with any Secured Debt Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor and not merely as surety; and

(iii)
agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand of such Secured Party against any cost, loss or liability incurred by such Secured Party as a result of a Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Secured Debt Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 7 if the amount claimed had been recoverable on the basis of a guarantee.

(b)	For the avoidance of doubt:

(i)	NAC DAC’s obligations under this Clause 7.1 (Guarantee and indemnity) shall not apply with respect to its own obligations as primary obligor in respect of the Super Senior Secured Obligations; and

(ii)	NAC 29’s obligations under this Clause 7.1 (Guarantee and indemnity) shall not apply with respect to its own obligations as primary obligor in respect of the Shared Secured Obligations.

7.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Debtor under the Secured Debt Documents, regardless of any intermediate payment or discharge in whole or in part.

7.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Debtor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise, without limitation, then the liability of each Guarantor under this Clause 7 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

7.4	Waiver of defences

The obligations of each Guarantor under this Clause 7 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 7 (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)	the release of any other Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the NAC Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Debtor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Secured Debt Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Secured Debt Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Secured Debt Document or any other document or security; or

(g)	any insolvency or similar proceedings.

7.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 7.  This waiver applies irrespective of any law or any provision of a Secured Debt Document to the contrary.

7.6	Appropriations

Until all amounts which may be or become payable by the Debtors under or in connection with the Secured Debt Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 7.

7.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Debtors under or in connection with the Secured Debt Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Secured Debt Documents or by reason of any amount being payable, or liability arising, under this Clause 7:

(a)	to be indemnified by a Debtor;

(b)	to claim any contribution from any other guarantor of any Debtor’s obligations under the Secured Debt Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Secured Debt Documents or of any other guarantee or security taken pursuant to, or in connection with, the Secured Debt Documents by any Secured Party;

(d)
to bring legal or other proceedings for an order requiring any Debtor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 7.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Debtor; and/or

(f)	to claim or prove as a creditor of any Debtor in competition with any Secured Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Debtors under or in connection with the Secured Debt Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with Clause 16 (Application of Proceeds).

7.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

7.9	New Guarantors

(a)
If, from time to time, any person becomes a Subsidiary of NAC 29, NAC 29 will procure that such person accedes to this Agreement as a Guarantor, in accordance with paragraph (d) below, no later than contemporaneously with such person becoming a Subsidiary of NAC 29.

(b)
If, at any time after the date of this Agreement, any member of the NAC Group (other than any Subsidiary of NAC 29) directly or indirectly guarantees, or otherwise becomes liable, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of, any Financial Indebtedness (such date being the “Relevant Additional Guarantor Date”), then, subject to paragraph (c) below, NAC DAC will procure that such member of the NAC Group (each an “Additional Guarantor”) accedes to this Agreement as a Guarantor, in accordance with paragraph (d) below, no later than thirty (30) days after the Relevant Additional Guarantor Date.

(c)	Paragraph (b) above will not apply:

(i)	to the extent that the relevant Financial Indebtedness is owed by one member of the NAC Group to another member of the NAC Group;

(ii)
to any member of the NAC Group that is, after taking into account the incurrence of such Financial Indebtedness, a Secured Special Purpose Financing Entity or an Unsecured Special Purpose Financing Entity;

(iii)
to Nordic Aviation Financing One Pte. Ltd. for so long as the only debt it has incurred is (i) the debt incurred under the financing in respect of four (4) Bombardier Q400 NG aircraft for the benefit of Nordic Aviation Financing One Pte. Ltd. as borrower and with Export Development Canada as agent, pursuant to a facility agreement dated 23 April 2013, as most recently amended and/or restated on 21 December 2018 and as further amended, restated and/or supplemented from time to time, entered into between Nordic Aviation Financing One Pte. Ltd. as borrower, NAC DAC as guarantor, Nordic Aviation Leasing Nine Pte. Ltd. as owner, Nordic Aviation Capital Pte. Ltd. as owner shareholder and Export Development Canada as original lender, agent, security trustee and facility security trustee, and any other Finance Document and/or Transaction Document (as defined therein) and (ii) any Indebtedness owed to any other member of the NAC Group; or

(iv)	if the aggregate amount of Financial Indebtedness incurred by that member of the NAC Group is less than $5,000,000 (or its equivalent in the relevant currency of payment).

(d)
With effect from the date of acceptance by the Security Agent of a Guarantor Accession Deed duly executed and delivered to the Security Agent by the new Guarantor or, if later, the date specified in the Guarantor Accession Deed, the new Guarantor shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a Guarantor.

7.10	Resignation of a Guarantor

(a)	NAC 29 may request that a Guarantor ceases to be a Guarantor by delivering to the Security Agent a Guarantor Resignation Request.

(b)	The Security Agent shall accept a Guarantor Resignation Request and notify NAC 29 and each other Party of its acceptance if NAC 29 confirms that:

(i)	either:

(A)	in the case of a Guarantor who is a Subsidiary of NAC 29, that Guarantor has ceased, or will promptly following the acceptance of its resignation hereunder cease, to be a Subsidiary of NAC 29; or

(B)
in the case of an Additional Guarantor, that Additional Guarantor has ceased, or will promptly following the acceptance of its resignation hereunder cease, to guarantee, or otherwise be liable, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of, any Financial Indebtedness; and

(ii)	that Guarantor is under no actual or contingent obligations in respect of the Intra-Group Liabilities.

(c)
Upon notification by the Security Agent to NAC 29 of its acceptance of the resignation of a Guarantor, that person shall cease to be a Guarantor and shall be released from all liability (whether past, present or future and whether actual or contingent) and have no further rights or obligations under this Agreement as a Guarantor.

7.11	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of this 7 (Guarantee) for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Secured Debt Documents; and

(b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Secured Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under any Secured Debt Document or of any other security taken pursuant to, or in connection with, any Secured Debt Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

7.12	Representations and undertakings: Guarantors

(a)	Each Guarantor represents and warrants to the Primary Creditors and the Security Agent that:

(i)	it is a corporation duly organised (or company duly incorporated) or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(ii)
the obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations which are applicable to creditors generally, legal, valid, binding and enforceable obligations; and

(iii)	the entry into and performance by it of this Agreement does not and will not:

(A)	conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets; or

(B)	constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets.

(b)
Each Guarantor will ensure that its payment obligations under this Agreement, will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Financial Indebtedness of that Guarantor.

7.13	Tax Gross-up

(a)	Each Guarantor shall make all payments to be made under this Clause 7 (Guarantee) without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
Subject to paragraph (c) below, if a Tax Deduction is required by law to be made by any Guarantor (a “Guarantor Tax Deduction”), the amount of the payment due from that Guarantor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(c)	If on the date that any payment is made by a Guarantor:

(i)	the primary obligor in respect of such payment would have been required by law to make a Tax Deduction (a “Primary Obligor Tax Deduction”); and

(ii)
in accordance with the terms of the relevant Debt Documents, such primary obligor would not have been obliged to increase any payment of such amount on account of any such Primary Obligor Tax Deduction., then:

(A)
if the Primary Obligor Tax Deduction equals or exceeds the equivalent Guarantor Tax Deduction, such payment shall not be increased under paragraph (b) above by reason of such Guarantor Tax Deduction; or

(B)
if the Primary Obligor Tax Deduction is less than the equivalent Guarantor Tax Deduction, the amount by which such payment shall be increased pursuant to paragraph (b) above, shall be equal to the Guarantor Tax Deduction minus the Primary Obligor Tax Deduction.

(d)
If any Guarantor is required to make a Tax Deduction, such Guarantor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, relevant Guarantor shall deliver to the Security Agent for the Secured Creditor entitled to the same the original or a certified copy of a receipt (other evidence of payment reasonably acceptable to the Security Agent) evidencing any appropriate payment paid to the relevant taxing authority.

7.14	Subsidiary Guarantors’ Agent

(a)
Each Subsidiary Guarantor, by its execution of, or accession to, this Agreement, irrevocably appoints NAC 29 (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Debt Documents and irrevocably authorises:

(i)
NAC 29 on its behalf to supply all information concerning itself contemplated by this Agreement to the Secured Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by NAC 29 and/or any Subsidiary Guarantor notwithstanding that they may affect NAC 29 and/or Subsidiary Guarantor, without further reference to or the consent of that Subsidiary Guarantor; and

(ii)	each Secured Party to give any notice, demand or other communication to that Subsidiary Guarantor pursuant to the Finance Documents to NAC 29,

and in each case the Subsidiary Guarantor shall be bound as though the Subsidiary Guarantor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by NAC 29 or given to NAC 29 under any Debt Document on behalf of any Subsidiary Guarantor or in connection with any Debt Document (whether or not known to any Subsidiary Guarantor and whether occurring before or after such Subsidiary Guarantor became a Subsidiary Guarantor under this Agreement) shall be binding for all purposes on that Subsidiary Guarantor as if that Subsidiary Guarantor had expressly made, given or concurred with it.  In the event of any conflict between any notices or other communications of NAC 29 and/or any Subsidiary Guarantor, those of the NAC 29 shall prevail.

7.15	Exclusion of Acquired Loan Borrowers

(a)
Notwithstanding any other provision of this Clause 7 or the Debt Documents, the Acquired Loan Borrowers shall not be required to, and shall not, be Guarantors under this Agreement at any time prior to the Acquired Loans Prepayment Date.

(b)	On the Acquired Loans Prepayment Date, NAC DAC will procure that each Acquired Loan Borrower accedes to this Agreement as a Guarantor.

7.16	Swedish Guarantors

Notwithstanding anything set out to the contrary in the Secured Debt Documents, the obligations and liabilities of any Guarantor incorporated under the laws of Sweden (a “Swedish Guarantor”) under the Secured Debt Documents to which it is a party shall be limited if (and only if) and to the extent required by (i) an application of the provisions of Chapter 17 (or its equivalent from time to time) of the Swedish Companies Act (Aktiebolagslagen (2005:551)) regulating distribution of assets (including profits and dividends and any other form of transfer of value (värdeöverföring) within the meaning of the Swedish Companies Act); (ii) prohibited loans, security and guarantees pursuant to Chapter 21, Section 1 to 3 of the Swedish Companies Act, or (iii) financial assistance within the meaning of Chapter 21, Section 5 (or its equivalents from time to time) of the Swedish Companies Act and it is agreed that the obligations and liabilities of each Swedish Guarantor under any Secured Debt Documents to which it is a party shall apply only to the maximum extent permitted by the aforementioned provisions of the Swedish Companies Act and each Swedish Guarantor’s obligations and liabilities shall be limited in accordance herewith.

8.	UNDERTAKINGS REGARDING SHARED TRANSACTION SECURITY

8.1	Aircraft Specific Security

Subject to Clause 8.5 (Acquired Financing Arrangements), NAC 29 will, or procure that each of its Subsidiaries will, in respect of each NAC 29 Aircraft Asset:

(a)
grant security over such NAC 29 Aircraft Asset and its related assets in favour of the Security Agent in accordance with the security requirements detailed in Schedule 5 (Aircraft Specific Security) (the “Aircraft Specific Security”);

(b)	perfect such Aircraft Specific Security to the extent, and by the times, set out in Schedule 5 (Aircraft Specific Security); and

(c)	comply with the terms of, and perform their obligations thereunder, in accordance with the Aircraft Specific Security Documents.

8.2	Non-Aircraft Security

Subject to Clause 8.5 (Acquired Financing Arrangements), NAC 29 will, and procure that each of its Subsidiaries or NAC DAC (as applicable) will, grant Security over the following assets in favour of the Security Agent (the “Non-Aircraft Security”):

(a)	any account into which lease or other proceeds are paid in respect of any NAC 29 Aircraft Asset, it being acknowledged and agreed that:

(i)
unless and until the Security Agent has given notice to the account bank to block the relevant account following an Event of Default that is continuing, NAC 29 or its Subsidiary (as applicable) will have sole authority to operate the account and be entitled to withdraw funds and otherwise manage any such account on a day-to-day basis as it sees fit (including for the purposes of cash pooling amongst the NAC Group); and

(ii)	NAC 29 or its Subsidiary will only be required to use reasonable endeavours to obtain an acknowledgment from the account bank to any notice of such Security;

(b)	the Capital Stock of NAC 29 and each of NAC 29’s Subsidiaries;

(c)
all of the rights of NAC 29 and each of its Subsidiaries under any servicing agreement to which it is party with the Servicer in respect of the NAC 29 Aircraft Asset (and NAC DAC (in its capacity as servicer) hereby irrevocably consents to the assignment of any such rights);

(d)	all of the rights of NAC 29 in respect of the GrowthCo (NAC 29) Notes;

(e)	the Proceeds Account; and

(f)	all of the rights of NAC 29 in respect of the Acquired Financing Arrangements.

8.3	[Reserved]

8.4	Further Assurances upon Event of Default

Following the occurrence of an Event of Default that is continuing, NAC 29 will, and will procure that each Subsidiary will, if requested in writing by the Security Agent (acting reasonably in the case of sub-clause(b)):

(a)	deliver originals of all lease documentation that remains in effect for the NAC 29 Aircraft Assets to the Security Agent; and

(b)	execute:

(i)	a certified designee confirmation letter in favour of the Security Agent relation to any IDERA;

(ii)	a substitution, delegation, or similar instrument in relation to any deregistration/export power of attorney, flight charges authorisation letter or similar authorising instrument; and/or

(iii)	a specific power of attorney authorising the Security Agent to draw against any letter of credit or similar instrument.

8.5	Acquired Financing Arrangements

(a)	Prior to the Acquired Loans Prepayment Date:

(i)	Clause 8.1 (Aircraft Specific Security) shall not apply with respect to the Acquired Loan Aircraft; and

(ii)	paragraphs (a) and (c) of Clause 8.2 (Non-Aircraft Security) shall not apply with respect to any assets owned by the Acquired Loan Borrower.

(b)	On the Acquired Loans Prepayment Date:

(i)	the Acquired Loan Borrower shall prepay the Acquired Loans in full;

(ii)	NAC 29 will direct the security trustee with respect each Acquired Loans to release all Liens securing the Acquired Loans; and

(iii)
each Acquired Loan Borrower shall grant the Liens required pursuant to Clause 8.1 (Aircraft Specific Security) and Clause 8.2 (Non-Aircraft Security) with respect to the Acquired Loan Aircraft and any assets owned by the Acquired Loan Borrower (respectively).

(c)	NAC 29 will not:

(i)
amend the terms of the Acquired Financing Arrangements from those existing on the Plan Effective Date (for the avoidance of doubt, such terms being those existing after the implementation of transactions contemplated by the Plan of Reorganization); or

(ii)	release (or agree to the release of) any Lien existing with respect to the Acquired Financing Arrangements, except:

(A)	in connection with any Final Disposition of any Acquired Loan Aircraft, where such Final Disposition is permitted by the Debt Documents;

(B)	as contemplated in Clause 8.5(b)(ii) above; and

(C)
for the release of any Lien in respect of any Acquired Loan Aircraft governed by the laws of the existing State of Registration of such Acquired Loan Aircraft (each a “Local Mortgage”) in connection with any change to such State of Registration, provided that:

(1)
if the State of Registration Mortgage is the only Lien with respect to such Acquired Loan Aircraft at such time, then NAC 29 will procure that a New York law security interest on substantively the same terms as the Security Agreement is granted over such Acquired Loan Aircraft; and/or

(2)
if the new State of Registration of such Acquired Loan Aircraft is France, Greece or Poland, NAC 29 will procure that the relevant Lien described in paragraph 1(b) of Schedule 5 (Aircraft Specific Security) is granted in favour of the relevant security trustee and perfected in the period provided for by paragraph 5 of Schedule 5 (Aircraft Specific Security).

SECTION 4
INSOLVENCY, TURNOVER AND ENFORCEMENT

9.	EFFECT OF INSOLVENCY EVENT

9.1	Distributions

(a)
After the occurrence of an Insolvency Event in relation to any member of the NAC Obligor Group, any Party entitled to receive a distribution out of the assets of that member of the NAC Obligor Group in respect of Liabilities owed to that Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that member of the NAC Obligor Group to make that distribution to the Security Agent (or to such other person as the Security Agent shall direct) until the Liabilities owing to the Secured Parties have been paid in full.

(b)	The Security Agent shall apply distributions made to it under paragraph (a) above in accordance with Clause 16 (Application of Proceeds).

9.2	Set-Off

To the extent that any member of the NAC Obligor Group’s Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that member of the NAC Obligor Group, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Agent for application in accordance with Clause 16 (Application of Proceeds).

9.3	Non-cash distributions

If the Security Agent or any other Secured Party receives a distribution in the form of Non-Cash Consideration in respect of any of the Liabilities (other than any distribution of Non-Cash Recoveries), the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

9.4	Filing of claims

After the occurrence of an Insolvency Event in relation to any member of the NAC Obligor Group, each Creditor irrevocably authorises the Security Agent, on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that member of the NAC Obligor Group;

(b)	demand, sue, prove and give receipt for any or all of that member of the NAC Obligor Group’s Liabilities;

(c)	collect and receive all distributions on, or on account of, any or all of that member of the NAC Obligor Group’s Liabilities; and

(d)	file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover that member of the NAC Obligor Group’s Liabilities.

9.5	Further assurance – Insolvency Event

Each Creditor will:

(a)	do all things that the Security Agent reasonably requests in order to give effect to this Clause 9; and

(b)
if the Security Agent is not entitled to take any of the actions contemplated by this Clause 9 or if the Security Agent requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Security Agent or grant a power of attorney to the Security Agent (on such terms as the Security Agent may reasonably require) to enable the Security Agent to take such action.

9.6	Security Agent instructions

For the purposes of Clause 9.1 (Distributions), Clause 9.4 (Filing of claims) and Clause 9.5 (Further assurance – Insolvency Event) the Security Agent shall act on the instructions of the Instructing Group.

9.7	Turnover of Non-Cash Consideration

(a)
For the purposes of this Clause 9, if any Creditor receives or recovers any amount or distribution in the form of Non-Cash Consideration which is subject to Clause 10.1 (Turnover by the Primary Creditors in respect of the Shared Transaction Security) the cash value of that Non-Cash Consideration shall be determined in accordance with paragraph (b) below.

(b)
The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Security Agent from a Financial Adviser appointed by the Security Agent pursuant to Clause 14.5 (Appointment of Financial Adviser) taking into account any notional conversion made pursuant to Clause 16.6(Currency conversion).

10.	TURNOVER OF RECEIPTS

10.1	Turnover by the Primary Creditors in respect of the Shared Transaction Security

Subject to Clause 10.3 (Permitted assurance and receipts), if at any time prior to the Final Discharge Date, any Primary Creditor receives or recovers any Enforcement Proceeds except in accordance with Clause 16 (Application of Proceeds), that Creditor will:

(a)	in relation to receipts and recoveries not received or recovered by way of set-off:

(i)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay or distribute that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)
promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(b)
in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security Agent for application in accordance with the terms of this Agreement.

10.2	Turnover by the Intra-Group Lenders

Subject to Clause 10.3 (Permitted assurance and receipts), if at any time prior to the Final Discharge Date, any Intra-Group Lender receives or recovers:

(a)	any amount:

(i)	on account of, or in relation to, any of the Intra-Group Liabilities after the occurrence of a Distress Event; or

(ii)	by way of set-off in respect of any of the Intra-Group Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 16 (Application of Proceeds);

(b)	the proceeds of any enforcement of any Shared Transaction Security except in accordance with Clause 16 (Application of Proceeds); or

(c)
any distribution or Payment of, or on account of or in relation to, any of the Liabilities owed by any member of the NAC Obligor Group which is not in accordance with Clause 16 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that member of the NAC Obligor Group, that Intra-Group Lender will:

(i)	in relation to receipts and recoveries not received or recovered by way of set-off:

(A)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay or distribute that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B)
promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)
in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Security Agent for application in accordance with the terms of this Agreement.

10.3	Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Primary Creditor to:

(a)
arrange with any person which is not a member of the NAC Obligor Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub-participation); or

(b)	make any assignment or transfer permitted by Clause 18 (Changes to the Parties),

which is permitted by:

(i)	the Super Senior Credit Facility Agreement(s); and

(ii)	the Pari Passu Facility Agreement(s) and the Pari Passu Note Purchase Agreement(s); and

and that Primary Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

10.4	Amounts received by Debtors

If any of the Debtors receives or recovers any amount which, under the terms of any of the Debt Documents, should have been paid to the Security Agent, that Debtor will:

(a)
hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b)
promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

10.5	Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 10 should fail or be unenforceable, the affected Creditor or Debtor will promptly pay or distribute an amount equal to that receipt or recovery to the Security Agent to be held on trust by the Security Agent for application in accordance with the terms of this Agreement.

10.6	Turnover of Non-Cash Consideration

(a)
For the purposes of this Clause 10, if any Creditor receives or recovers any amount or distribution in the form of Non-Cash Consideration which is subject to Clause 10.1 (Turnover by the Primary Creditors in respect of the Shared Transaction Security) the cash value of that Non-Cash Consideration shall be determined in accordance with paragraph (b) below.

(b)
The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Security Agent from a Financial Adviser appointed by the Security Agent pursuant to Clause 14.5 (Appointment of Financial Adviser) taking into account any notional conversion made pursuant to Clause 16.6 (Currency conversion).

11.	REDISTRIBUTION

11.1	Recovering Creditor’s rights

(a)
Any amount paid or distributed by a Creditor (a “Recovering Creditor”) to the Security Agent under Clause 10 (Turnover of Receipts) shall be treated as having been paid or distributed by the relevant Debtor and shall be applied by the Security Agent in accordance with Clause 16 (Application of Proceeds).

(b)
On an application by the Security Agent pursuant to Clause 16 (Application of Proceeds) of a Payment or distribution received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid or distributed to the Security Agent by the Recovering Creditor (the “Shared Amount”) will be treated as not having been paid or distributed by that Debtor.

11.2	Reversal of redistribution

(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable or returnable to a Debtor and is repaid or returned by that Recovering Creditor to that Debtor, then:

(i)
each Party that received any part of that Shared Amount pursuant to an application by the Security Agent of that Shared Amount under Clause 11.1 (Recovering Creditor’s rights) (a “Sharing Party”) shall, upon request of the Security Agent, pay or distribute to the Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)	as between the relevant Debtor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid or distributed by that Debtor.

(b)
The Security Agent shall not be obliged to pay or distribute any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Party.

11.3	Deferral of subrogation

No Creditor or Debtor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) or the order of application in Clause 16 (Application of Proceeds) until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor, owing to each Creditor) have been irrevocably discharged in full.

12.	ENFORCEMENT OF SHARED TRANSACTION SECURITY

12.1	Instructions to enforce – Shared Transaction Security

(a)
Subject to the Shared Transaction Security having become enforceable in accordance with its terms, if either the Super Senior Instructing Party or the Majority Pari Passu Creditors wish to issue Enforcement Instructions in respect of the Shared Transaction Security, the Creditor Representatives representing the Primary Creditors comprising the Super Senior Instructing Party or Majority Pari Passu Creditors (as the case may be) shall deliver a copy of those proposed Enforcement Instructions (an “Initial Enforcement Notice”) to the Security Agent and the Security Agent shall promptly forward such Initial Enforcement Notice to each Creditor Representative which did not deliver such Initial Enforcement Notice.

(b)
Unless paragraph (c) below applies, with respect to the Shared Transaction Security, the Security Agent will act in accordance with Enforcement Instructions received from the Majority Pari Passu Creditors.

(c)	If:

(i)	the Majority Pari Passu Creditors have neither:

(A)
made a determination as to the method of Enforcement they wish to instruct the Security Agent to pursue in relation to the Shared Charged Property (and notified the Security Agent of that determination in writing); nor

(B)	appointed a Financial Adviser to assist them in making such determination,

within 3 months of the date of the Initial Enforcement Notice; or

(ii)	the Super Senior Discharge Date has not occurred within 6 months of the date of the Initial Enforcement Notice,

then, provided that:

(A)	the entitlement to issue Enforcement Instructions in respect of the Shared Transaction Security is continuing at such time; and

(B)
no notice under paragraph (a) of Clause 5.1 (Option to purchase:  Pari Passu Creditors) has been issued, with a proposed purchase date no later than ten Business Days following the date referred to in subparagraph (i) or (ii) above (as applicable), the Security Agent will act in accordance with Enforcement Instructions in respect of the Shared Transaction Security received from the Super Senior Instructing Party until the Super Senior Discharge Date has occurred provided that the Security Agent shall be entitled to continue to act after the Super Senior Discharge Date in accordance with any Enforcement Instructions given to it by the Super Senior Instructing Party prior to the Super Senior Discharge Date unless and until it receives any Enforcement Instructions from the Majority Pari Passu Creditors after the Super Senior Discharge Date requiring it to cease to act in accordance with the former Enforcement Instructions.

12.2	Enforcement Instructions – Shared Transaction Security

(a)
The Security Agent may refrain from enforcing the Shared Transaction Security or taking any other action as to Enforcement in relation to the Shared Charged Property unless instructed otherwise by the Instructing Group in accordance with Clause 12.1 (Instructions to enforce).

(b)
Subject to Clause 12.1 (Instructions to enforce), the Instructing Group may give or refrain from giving instructions to the Security Agent to take action as to Enforcement in relation to the Shared Charged Property in accordance with the Enforcement Principles as they see fit by way of the issuance of Enforcement Instructions in respect of the Shared Transaction Security.

(c)	The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 12.2.

12.3	Manner of enforcement – Shared Transaction Security

If the Shared Transaction Security is being enforced or other action as to Enforcement in relation to the Shared Charged Property is being taken pursuant to Clause 12.2 (Enforcement Instructions), the Security Agent shall enforce the Shared Transaction Security or take other action as to Enforcement in relation to the Shared Charged Property in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of any Debtor to be appointed by the Security Agent) as the Instructing Group shall instruct (provided that such instructions are consistent with the Enforcement Principles).

12.4	Exercise of voting rights – Shared Transaction Security

(a)
Subject to paragraph (c) below, each Creditor (other than each Creditor Representative and each Arranger) will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to any member of the NAC Obligor Group as instructed by the Security Agent (itself as instructed, for the avoidance of doubt, in accordance with the instructions of the applicable Instructing Group).

(b)
Subject to paragraph (c) below, the Security Agent shall give instructions for the purposes of paragraph (a) above in accordance with any instructions given to it by the Instructing Group provided that each relevant Creditor shall not give any such instructions other than in accordance with Clause 12.2 (Enforcement Instructions).

(c)
Nothing in this Clause 12.4 entitles any party to exercise or require any other Primary Creditor to exercise such power of voting or representation to waive, reduce, discharge, extend the due date for (or change the basis for accrual of any) payment of or reschedule any of the Liabilities owed to that Primary Creditor.

12.5	Waiver of rights – Shared Transaction Security

To the extent permitted under applicable law and subject to Clause 12.2 (Enforcement Instructions), Clause 12.3 (Manner of enforcement), Clause 14.2 (Proceeds of Distressed Disposals), Clause 14.3 (Fair value) and Clause 16 (Application of Proceeds), each of the Shared Secured Parties and the Debtors waives all rights it may otherwise have to require that the Shared Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Shared Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Shared Secured Obligations is so applied.

12.6	Duties owed – Shared Transaction Security

Each of the Shared Secured Parties and the Debtors acknowledges that, in the event that the Security Agent enforces or is instructed to enforce the Shared Transaction Security, the duties of the Security Agent and of any Receiver or Delegate owed to them in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Shared Transaction Security shall, subject to Clause 14.2 (Proceeds of Distressed Disposals), Clause 14.3 (Fair Value) and Clause 16 (Application of Proceeds), be no different to or greater than the duty that is owed by the Security Agent, Receiver or Delegate to the Debtors under general law.

12.7	Enforcement through Security Agent only – Shared Transaction Security

The Shared Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Shared Transaction Security or to exercise any right, power, authority or discretion arising under the Shared Security Documents except through the Security Agent.

12.8	Alternative Enforcement Actions – Shared Transaction Security

After the Security Agent has commenced Enforcement in relation to the Shared Charged Property, it shall not accept any subsequent instructions as to such Enforcement (save in the case where paragraph (c) of Clause 12.1 (Instructions to enforce) applies) from anyone other than the Instructing Group that instructed it to commence such enforcement of the Shared Transaction Security, regarding any other enforcement of the Shared Transaction Security over or relating to shares or assets directly or indirectly the subject of the enforcement of the Shared Transaction Security which has been commenced (and, for the avoidance of doubt, during any enforcement of the Shared Transaction Security only paragraph (b) of the definition of Instructing Group shall be applicable in relation to any instructions given to the Security Agent by the Instructing Group under this Agreement).

12.9	Release of Shared Transaction Security

(a)	Subject to paragraph (b) below, the Security Agent will release and discharge the Shared Transaction Security on the Final Discharge Date.

(b)
The Security Agent shall not be required to release any part of the Shared Transaction Security if the Security Agent has been advised in writing by appropriate legal counsel that, by reason of the application of any bankruptcy, insolvency or other applicable laws affecting creditors’ rights and the discharge of obligations, the Security Agent or any Secured Party is, or will become, obliged to pay to or account to any Obligor or any liquidator or trustee-in-bankruptcy of any Obligor any amount corresponding to all or any part of the amount paid in or towards discharge the discharge of the Liabilities.

13.	ENFORCEMENT OF SUPER SENIOR ADDITIONAL SECURITY

13.1	Enforcement Action in respect of Super Senior Liabilities and Super Senior Additional Security

(a)	The Super Senior Creditors shall not:

(i)	give Enforcement Instructions to the Security Agent with respect to the Super Senior Additional Security; or

(ii)	otherwise take any Enforcement Action with respect to the Super Senior Liabilities,

other than in accordance with this Clause 13.

(b)	The Super Senior Creditors may take any of the Enforcement Actions referred to in sub-paragraphs (a)(i) to (iv) of the definition of that term (the “Acceleration/Demand Actions”) if:

(i)	the Pari Passu Creditors have taken any Acceleration/Demand Actions in respect of the Pari Passu Debt Liabilities;

(ii)
the Super Senior Instructing Party is entitled to give Enforcement Instructions in respect of the Shared Transaction Security under Clause 12.1 (Instructions to enforce – Shared Transaction Security); or

(iii)
an Insolvency Event (other than an Insolvency Event directly caused by any Enforcement Action taken by or at the request or direction of the Super Senior Secured Parties) is continuing with respect to NAC 29 or NAC DAC.

(c)
In addition, the Super Senior Creditors may take any Enforcement Action and/or give Enforcement Instructions to the Security Agent with respect to the Super Senior Additional Security at any time when the Super Senior Instructing Party is entitled to give Enforcement Instructions in respect of the Shared Transaction Security under Clause 12.1 (Instructions to enforce – Shared Transaction Security).

13.2	Enforcement Instructions – Super Senior Additional Security

(a)	With respect to the Super Senior Additional Security, the Security Agent will act in accordance with Enforcement Instructions received from the Super Senior Instructing Party.

(b)
The Security Agent may refrain from enforcing the Super Senior Additional Security or taking any other action as to Enforcement unless instructed otherwise by the Super Senior Instructing Party in accordance with paragraph (c) of Clause 13.1 (Enforcement Action in respect of Super Senior Liabilities and Super Senior Additional Security).

(c)
Subject to Clause 13.1 (Enforcement Action in respect of Super Senior Liabilities and Super Senior Additional Security), the Super Senior Instructing Party may give or refrain from giving instructions to the Security Agent to take action as to Enforcement as they see fit by way of the issuance of Enforcement Instructions.

(d)	The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 13.2.

13.3	Manner of enforcement – Super Senior Additional Security

If the Super Senior Additional Security is being enforced or other action as to Enforcement in relation to the Super Senior Charged Property is being taken pursuant to Clause 13.2 (Enforcement Instructions - Super Senior Additional Security), the Security Agent shall enforce the Super Senior Additional Security or take other action as to Enforcement in relation to the Super Senior Charged Property in such manner (including, without limitation, the selection of any administrator (or any analogous officer in any jurisdiction) of any Debtor to be appointed by the Security Agent) as the Super Senior Instructing Party shall instruct, or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate.

13.4	Waiver of rights – Super Senior Additional Security

To the extent permitted under applicable law and subject to Clause 13.2 (Enforcement Instructions - Super Senior Additional Security), Clause 13.3 (Manner of enforcement - Super Senior Additional Security), Clause 14.2 (Proceeds of Distressed Disposals), Clause 14.3 (Fair value) and Clause 16 (Application of Proceeds), each of the Super Senior Secured Parties and the Debtors waives all rights it may otherwise have to require that the Super Senior Additional Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Super Senior Additional Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Super Senior Secured Obligations is so applied.

13.5	Duties owed – Super Senior Additional Security

Each of the Super Senior Secured Parties and the Debtors acknowledges that, in the event that the Security Agent enforces or is instructed to enforce the Super Senior Additional Security, the duties of the Security Agent and of any Receiver or Delegate owed to them in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Super Senior Additional Security shall, subject to Clause 14.2 (Proceeds of Distressed Disposals), Clause 14.3 (Fair value) and Clause 16 (Application of Proceeds), be no different to or greater than the duty that is owed by the Security Agent, Receiver or Delegate to the Debtors under general law.

13.6	Enforcement through Security Agent only – Super Senior Additional Security

The Super Senior Creditors shall not have any independent power to enforce, or have recourse to, any of the Super Senior Additional Security or to exercise any right, power, authority or discretion arising under the Super Senior Additional Security Documents except through the Security Agent.

13.7	Release of Super Senior Additional Security

The Security Agent will (notwithstanding any contrary indication in this Agreement or the Super Senior Credit Facility Documents) release and discharge the Super Senior Additional Security:

(a)	on the Exit Facility Discharge Date, if an Officer of NAC DAC confirms in writing to the Security Agent that either:

(i)	there will be no Super Senior Credit Facility following the occurrence of the Exit Facility Discharge Date; or

(ii)	any Super Senior Credit Facility replacing the Exit Facility does not benefit from the Super Senior Additional Security; or

(b)
at any time, if instructed to do so by those Super Senior Creditors whose Super Senior Credit Participations at that time aggregate more than 45 per cent. of the total Super Senior Credit Participations at that time (for the avoidance of doubt, notwithstanding any contrary instruction from the remaining Super Senior Creditors).

SECTION 5
DISTRESSED DISPOSALS AND CLAIMS

14.	DISTRESSED DISPOSALS

14.1	Facilitation of Distressed Disposals

Subject to Clause 14.4 (Restriction on enforcement), if a Distressed Disposal is being effected the Security Agent is irrevocably authorised (at the cost of NAC 29 and without any consent, sanction, authority or further confirmation from any Creditor, other Shared Secured Party or Debtor):

(a)
release of Shared Transaction Security/non-crystallisation certificates:  to release the Shared Transaction Security or any other claim over the asset subject to the Distressed Disposal and execute and deliver or enter into any release of that Shared Transaction Security or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable; and

(b)	release of liabilities and Shared Transaction Security on a share sale: if the asset subject to the Distressed Disposal consists of shares in the capital of a member of the NAC 29 Group, to release:

(i)	that member of the NAC 29 Group and any Subsidiary of that member of the NAC 29 Group from all or any part of:

(A)	its Borrowing Liabilities;

(B)	its Guarantee Liabilities; and

(C)	its Other Liabilities;

(ii)	any Shared Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(iii)	any other claim of an Intra-Group Lender, or another Debtor over that Debtor’s assets or over the assets of any Subsidiary of that Debtor,

on behalf of the relevant Creditors and Debtors.

14.2	Proceeds of Distressed Disposals

The net proceeds of each Distressed Disposal shall be paid, or distributed, to the Security Agent for application in accordance with Clause 16 (Application of Proceeds).

14.3	Fair value

In the case of a Distressed Disposal, effected by, or at the request of, the Security Agent in respect thereof, the instructions given to the Security Agent in respect thereof shall not require the Security Agent to act other than in accordance with this Agreement.

14.4	Restriction on enforcement

If a Distressed Disposal is being effected:

(a)
the Security Agent is not authorised (even if instructed by the Instructing Group to do so) to release any member of the NAC Obligor Group from any Borrowing Liabilities or Guarantee Liabilities owed to any Primary Creditor except in accordance with Clause 14.1 (Facilitation of Distressed Disposals);

(b)	no Distressed Disposal may be made for consideration in a form other than cash; and

(c)
the relevant Primary Creditors shall simultaneously effect the unconditional release (or unconditional transfer to the purchaser of the relevant member of the NAC Obligor Group) of all Borrowing Liabilities, Guarantee Liabilities and Other Liabilities owing to the Primary Creditors by the relevant member of the NAC Obligor Group from and each of its direct and indirect Subsidiaries.

14.5	Appointment of Financial Adviser

Without prejudice to Clause 17.10 (Rights and discretions), the Security Agent may engage, or approve the engagement of, pay for and rely on the services of a Financial Adviser in accordance with Schedule 4 (Enforcement Principles).

14.6	Security Agent’s actions

For the purposes of Clause 14.1 (Facilitation of Distressed Disposals) and Clause 14.3 (Fair Value) the Security Agent shall act on the instructions of the Instructing Group.

15.	FURTHER ASSURANCE – DISPOSALS AND RELEASES

Each Creditor and Debtor will:

(a)
do all things that the Security Agent requests in order to give effect to Clause 14 (Distressed Disposals) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by those Clauses); and

(b)
if the Security Agent is not entitled to take any of the actions contemplated by those Clauses or if the Security Agent requests that any Creditor or Debtor take any such action, take that action itself in accordance with the instructions of the Security Agent, provided that the proceeds of those disposals are applied in accordance with Clause 14 (Distressed Disposals) as the case may be.

SECTION 6
PROCEEDS

16.	APPLICATION OF PROCEEDS

16.1	Order of application – Shared Transaction Security

Subject to Clause 16.2 (Prospective liabilities) all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Debt Document (other than amounts in connection with the realisation or enforcement of all or any part of the Super Senior Additional Security) or in connection with the realisation or enforcement of all or any part of the Shared Transaction Security (for the purposes of this Clause 16, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 16), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (other than pursuant to Clause 17.2 (Parallel debt)), any Receiver or any Delegate, in each case in respect of the Shared Transaction Security;

(b)
in payment, on a pro rata basis, to (i) the Creditor Representatives of the Creditor Representative Amounts and (ii) any Tabulation Agent of any amounts owing to it pursuant to any Tabulation Agency Agreement;

(c)
in payment or distribution to the Super Senior Creditor Representative on behalf of the Super Senior Creditors for which it is the Creditor Representative for application in or towards the discharge of the Super Senior Liabilities (in accordance with the terms of the relevant Super Senior Credit Facility Documents) on a pro rata basis (including between Super Senior Liabilities incurred under separate Super Senior Credit Facility Agreements, if applicable);

(d)
in payment or distribution to the Creditor Representatives in respect of any Pari Passu Debt Liabilities on behalf of the Pari Passu Creditors for which it is the Creditor Representative for application towards the discharge of any interest then due and payable on:

(i)
any Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities under separate Pari Passu Facility Agreements;

(ii)
the Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities under separate Pari Passu Note Purchase Agreements; and

on a pro rata basis between paragraph (i) and paragraph (ii) above;

(e)
in payment or distribution to the Creditor Representatives in respect of any Pari Passu Debt Liabilities on its own behalf and on behalf of the Pari Passu Creditors for which it is the Creditor Representative for application towards the discharge of any principal then due and payable on:

(i)
any Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities under separate Pari Passu Facility Agreements;

(ii)
the Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities under separate Pari Passu Note Purchase Agreements; and

on a pro rata basis between paragraph (i) and paragraph (ii) above;

(f)
in payment or distribution to the Creditor Representatives in respect of any Pari Passu Debt Liabilities on its own behalf and on behalf of the Pari Passu Creditors for which it is the Creditor Representative for application towards the discharge of any other amounts then due and payable on:

(i)
any Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities under separate Pari Passu Facility Agreements;

(ii)
the Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities under separate Pari Passu Note Purchase Agreements; and

on a pro rata basis between paragraph (i) and paragraph (ii) above; and

(g)
if none of the Debtors is under any further actual or contingent liability under any Super Senior Credit Facility Document or Pari Passu Debt Document, the balance, if any, in payment or distribution to NAC 29.

16.2	Prospective liabilities – Shared Transaction Security

Following a Distress Event the Security Agent may, in its discretion hold any amount of the Recoveries in one or more non-interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) as the Security Agent shall think fit for so long as the Security Agent shall think fit for later application under Clause 16.1 (Order of application) in respect of:

(a)	any sum to any Security Agent, any Receiver or any Delegate; and

(b)	any part of the Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

16.3	Order of application – Super Senior Additional Security

Subject to Clause 16.4 (Prospective liabilities – Super Senior Additional Security), all amounts from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of all or any part of the Super Senior Additional Security (for the purposes of this Clause 16, the “Super Senior Additional Recoveries”) shall be held by the Security Agent on trust to apply them at the times, and in the manner provided for in Clause 16.10 (Sequential Application) to the extent permitted by applicable law (and subject to the provisions of this Clause 16), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (other than pursuant to Clause 17.2 (Parallel debt)), any Receiver or any Delegate, in each case in respect of the Super Senior Additional Security;

(b)	in payment, on a pro rata basis, to the Creditor Representatives of the Creditor Representative Amounts;

(c)
in payment or distribution to the Super Senior Creditor Representative on behalf of the Super Senior Creditors for which it is the Creditor Representative for application in or towards the discharge of the Super Senior Liabilities (in accordance with the terms of the relevant Super Senior Credit Facility Documents) on a pro rata basis (including between Super Senior Liabilities incurred under separate Super Senior Credit Facility Agreements, if applicable); and

(d)	if none of the Debtors is under any further actual or contingent liability under any Credit Facility Document, the balance, if any, in payment or distribution to NAC DAC.

16.4	Prospective liabilities – Super Senior Additional Security

Following a Distress Event the Security Agent may, in its discretion hold any amount of the Super Senior Additional Recoveries in one or more non-interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) as the Security Agent shall think fit for so long as the Security Agent shall think fit for later application under Clause 16.3 (Order of application – Super Senior Additional Security) in respect of:

(a)	any sum to any Security Agent, any Receiver or any Delegate; and

(b)	any part of the Super Senior Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

16.5	Investment of cash proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 16.1 (Order of application – Shared Transaction Security) or 16.3 (Order of application – Super Senior Additional Security) the Security Agent may, in its discretion, hold all or part of any cash proceeds in one or more non-interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit pending the application from time to time of those monies in the Security Agent’s discretion in accordance with the provisions of this Clause 16.

16.6	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent (including, without limitation, any cash proceeds) from one currency to another, at the Security Agent’s Spot Rate of Exchange;

(b)
The obligations of any Debtor to pay in the due currency shall only be satisfied in the case of paragraph (a) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion.

16.7	Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

16.8	Good Discharge

(a)	Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the relevant Creditor Representative on behalf of its Primary Creditors;

(b)	Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

(c)
The Security Agent is under no obligation to make the payments to the Creditor Representatives under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Primary Creditor are denominated pursuant to the relevant Debt Document.

16.9	Calculation of Amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)
notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b)
assume that all amounts received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

16.10	Sequential Application

Notwithstanding anything to the contrary in this Agreement or the Debt Documents, the Security Agent shall:

(a)
subject only to Clause 16.4 (Prospective Liabilities – Super Senior Additional Security), as promptly as practicable, apply any Super Senior Additional Recoveries in accordance with Clause 16.3 (Order of Application – Super Senior Additional Security); and

(b)
if and to the extent that the Security Agent simultaneously holds amounts constituting Super Senior Additional Recoveries and Recoveries, first apply the Super Senior Additional Recoveries in accordance with Clause 16.3 then apply the Recoveries in accordance with Clause 16.1.

SECTION 7
THE PARTIES

17.	THE SECURITY AGENT

17.1	Security Agent as trustee

(a)	The Security Agent declares that it holds:

(i)	the Shared Security Property on trust for the Shared Secured Parties; and

(ii)	the Super Senior Additional Security Property on trust for the Super Senior Secured Parties,

on the terms contained in this Agreement.

(b)
Each of the Primary Creditors authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Debt Documents together with any other incidental rights, powers, authorities and discretions.

17.2	Parallel debt

(a)
Notwithstanding any other provision of this Agreement, each Debtor hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Debtor to the Secured Parties under each of the Debt Documents as and when that amount falls due for payment under the relevant Debt Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Debtor, to preserve its entitlement to be paid that amount.

(b)
The Security Agent shall have its own independent right to demand payment of the amounts payable by each Debtor under this Clause 17.2, irrespective of any discharge of such Debtor’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Debtor, to preserve their entitlement to be paid those amounts.

(c)
Any amount due and payable by a Debtor to the Security Agent under this Clause 17.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Debt Documents and any amount due and payable by a Debtor to the other Secured Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 17.2.

The rights of the Secured Parties (other than the Security Agent) to receive payment of amounts payable by each Debtor under the Debt Documents are several and are separate and independent from, and without prejudice to, the rights of the Security Agent to receive payment under this Clause 17.2.

17.3	Instructions

(a)	The Security Agent shall:

(i)
subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the applicable Instructing Group; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors or any Debtor, in accordance with instructions given to it by that Creditor, Debtor or group of Creditors).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the applicable Instructing Group, including each Creditor Representative representing each Creditor or group of Creditors comprising the Instructing Group (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors or any Debtor, from that Creditor or group of Creditors (including each Creditor Representative representing such Creditor or such group of Creditors), or that Debtor) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)
Save in the case of decisions stipulated to be a matter for any other Creditor or group of Creditors under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the applicable Instructing Group shall override any conflicting instructions given by any other Parties and will be binding on all other relevant Secured Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)
where this Agreement requires the Security Agent to act in a specified manner or to take a specified action including, without limitation, pursuant to 13.2 (Enforcement Instructions – Super Senior Additional Security) and Clause 17.4 (Pre-Authorised Actions);

(iii)
in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clauses 17.8 (No duty to account) to Clause 17.13 (Exclusion of liability), Clause 17.16 (Confidentiality) to Clause 17.23 (Custodians and nominees) and Clause 17.26 (Acceptance of title) to Clause 17.30 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 16.1 (Order of application);

(B)	Clause 16.2 (Prospective liabilities);

(C)	Clause 16.7 (Permitted Deductions); and

(D)	Clause 16.4 (Prospective liabilities – Super Senior Additional Security).

(e)
If giving effect to instructions given by the applicable Instructing Group would (in the Security Agent’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(f)	In exercising any discretion to exercise a right, power or authority under the Debt Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Super Senior Secured Parties (in the case of any right, power or authority under the Super Senior Additional Security Documents or any other matter related to the Super Senior Additional Security), all the Shared Secured Parties (in the case of any right, power or authority under the Shared Transaction Security Documents or any other matter related to the Shared Transaction Security) or all the Secured Parties (in all other cases).

(g)
The Security Agent may refrain from acting in accordance with any instructions of any Creditor or group of Creditors until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Debt Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the provisions of Clause 12 (Enforcement of Shared Transaction Security), 13 (Enforcement of Super Senior Additional Security) and the remainder of this Clause 17.3, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

17.4	Pre-Authorised Actions

(a)
Notwithstanding any provision of this Agreement or any other Debt Document to the contrary, subject to Clause 17.5 (NAC 29 Instructions) the Security Agent is irrevocably authorised and instructed by each of the Shared Secured Parties to, at the written request of NAC 29 or the relevant Debtor:

(i)	make or consent to all registrations and/or filings required pursuant to any Shared Security Documents;

(ii)
enter into any new Shared Security Documents (including giving of any new notices pursuant to such new Shared Security Documents) required in order to ensure that the Debtors are able to comply with Clause 8 (Undertakings re Shared Transaction Security) and make or consent to all registrations and/or filings required in connection with such new Shared Security Documents;

(iii)	release any applicable Shared Transaction Security (including giving of any notices of release in respect of such released Shared Transaction Security):

(A)
for a NAC 29 Aircraft Asset following or in connection with a transfer of title to that NAC 29 Aircraft Asset to another member of the NAC 29 Group or to any trust or similar entity in circumstances where a member of the NAC 29 Group retains beneficial ownership of the NAC 29 Aircraft Asset;

(B)	[reserved];

(C)
in circumstances where such Shared Transaction Security is no longer required to be provided to comply with Clause 8 (Undertakings re Shared Transaction Security) (including by virtue of the termination of any lease, change in leasing structure and/or change in State of Registration of any aircraft which was the subject of such released Shared Transaction Security);

(D)
for a NAC 29 Aircraft Asset in respect of which a Relevant Mandatory Prepayment Event has occurred and in respect of which all prepayments and redemptions required by Pari Passu Debt Documents have been made by the relevant Debtors in accordance with terms of the relevant Pari Passu Debt Documents;

(E)
for a NAC 29 Aircraft Asset or NAC 29 Disposal Component (or any related part) following a Final Disposition thereof, where such Final Disposition is expressly permitted under the terms of all of the Pari Passu Debt Documents;

(F)
for a NAC 29 Aircraft Asset that has been the subject of a Total Loss, where the relevant lessee for that NAC 29 Aircraft Asset is entitled to (and does) transfer title to a member of the NAC 29 Group of a substitute Aircraft Asset that meets the requirements of the relevant Lease;

(G)
in order to implement NAC 29 Asset Trade, provided that appropriate action is taken, or will (in the reasonably held opinion of NAC 29) be taken within ten (10) Business Days, in order to take relevant Aircraft Specific Security in respect of any replacement engine or (if applicable) part or component;

(H)
over any bank account of a member of the NAC 29 Group, where such bank account is being closed and the amounts standing to the credit of such bank accounts have been, or will be, transferred to a bank account(s) which is subject to the Shared Transaction Security;

(I)
over or in respect of, and any guarantee and indemnity granted by, any entity that ceases to be a member of the NAC 29 Group in accordance with the terms of the Pari Passu Debt Documents (including pursuant to a Permitted NAC 29 Transaction), and, in each case, make or consent to the discharge of all registrations and/or filings that were made in respect of such released Shared Transaction Security;

(iv)
release funds from the Proceeds Account for application in or towards prepayment of the Pari Passu Debt or subscription for GrowthCo (NAC 29) Notes in each case as required and/or permitted (as the case may be) by the terms of the Pari Passu Debt Documents,

(each a “Pre-Authorised Action”).

(b)	The Security Agent will not have any duty to monitor or any obligation to report Pre-Authorised Actions.

(c)
NAC 29 will no later than 30 Business Days after the last day of each calendar quarter provide a report to the Security Agent and each Creditor Representative setting out the details of each Pre-Authorised Action (including the sequential order in which they have been taken and the reason for such Pre-Authorised Action having been taken).

17.5	NAC 29 Instructions

(a)
The Security Agent shall have no obligation to take any of the actions listed in Clause 17.4 (Pre-Authorised Actions) unless NAC 29 has delivered to the Security Agent a NAC 29 Instruction Certificate in respect thereof.

(b)	The Security Agent shall be entitled to conclusively rely on any NAC 29 Instruction Certificate as evidence that the action described therein is permitted by this Agreement and the Debt Documents.

(c)
NAC 29 may not deliver a NAC 29 Instruction Certificate unless the action described therein is, at the time of delivering such NAC 29 Instruction Certificate, permitted by this Agreement and the Debt Documents.

(d)
If any action that the Security Agent is required to take (but has not yet taken), or to refrain from taking, pursuant to a NAC 29 Instruction Certificate conflicts with any instructions given by the Instructing Group at a time when an Event of Default has occurred and is continuing (“Creditor Instructions”), or otherwise it is not reasonably possible for the Security Agent to comply with both such instructions, the Creditor Instructions shall take precedence and prevail if and for so long as any an Event of Default has occurred and is continuing.

(e)
Any NAC 29 Instruction Certificate delivered by NAC 29 in connection with any Pre-Authorised Action of the type referred to in paragraph (a)(iii) of Clause 17.4 (Pre-Authorised Actions) will include a confirmation that (if applicable) Section 12.07 of the Senior Secured Note Indenture and any equivalent provision of any other Pari Passu Note Purchase Agreement have been complied with.

17.6	Duties of the Security Agent

(a)	The Security Agent’s duties under the Debt Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to each Creditor Representative a copy of any document received by the Security Agent from any Debtor under any Debt Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Except where a Debt Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
Without prejudice to Clause 21.3 (Notification of prescribed events), if the Security Agent receives notice from a Party referring to any Debt Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify each Creditor Representative.

(e)
To the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, the Security Agent shall upon a request by that Party, promptly notify that Party of the relevant Security Agent’s Spot Rate of Exchange.

(f)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Debt Documents to which it is expressed to be a party (and no others shall be implied).

17.7	No fiduciary duties to Debtors

Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Debtor.

17.8	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

17.9	Business with the NAC Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the NAC Group.

17.10	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the applicable Instructing Group, any Creditors or any group of Creditors are duly given in accordance with the terms of the Debt Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)
if it receives any instructions to act in relation to the Shared Transaction Security or the Super Senior Additional Security, that all applicable conditions under the Debt Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Creditors has not been exercised; and

(iii)	any notice made by NAC 29 is made on behalf of and with the consent and knowledge of all the Debtors.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by any Primary Creditor) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent, any Receiver and any Delegate may act in relation to the Debt Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as Security Agent under this Agreement.

(h)
Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Debt Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)
In this Agreement or any other Debt Document to which the Security Agent is a party, except insofar as such determination is for the purpose of enabling the Security Agent to protect its own interests or receive sums in its individual capacity for its own account, any reference to:

(i)
the Security Agent acting “in its discretion”, “as it sees fit” or any analogous term in this Agreement or in any other such Debt Document (which shall not oblige the Security Agent to exercise any such discretion); or

(ii)	the Security Agent acting “reasonably” or in a “reasonable” manner or as coming to an opinion or determination that is “reasonable” (or any similar or analogous wording is used); or

(iii)	any requirement for the Security Agent’s consent or approval “not to be unreasonably withheld or delayed”; or

(iv)	any requirement for any item or evidence to be to the Security Agent’s “satisfaction” or being “satisfactory” to the Security Agent (or any similar or analogous wording is used),

shall mean the Security Agent making such determination, exercising such discretion, acting or coming to an opinion on the instructions of the Instructing Group or such other Person entitled to instruct it under this Agreement, as applicable, and the Security Agent shall be under no obligation to determine the reasonableness of such instructions or whether in giving such instructions the Instructing Group or such other Person is acting in a reasonable manner, provided however that, in the circumstances described in paragraph (iii) or (iv), the Security Agent’s communication of instructions received by it shall not be unreasonably delayed.

(k)	Each of the Creditors confirm and agree that:

(i)
for any determination or opinion of the Security Agent where it is required to act reasonably, such Creditor shall act reasonably in making its own determination or opinion when issuing its instructions in respect of the same to the Security Agent;

(ii)	for any requirement for the Security Agent’s consent or approval “not to be unreasonably withheld or delayed”, such Creditor shall not unreasonably withhold or delay its consent or approval; and

(iii)	for any requirement for the Security Agent’s consent or approval “not to be unreasonably delayed”, such Creditor shall not unreasonably delay its consent or approval.

(l)
The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction or which would or might otherwise render it liable to any person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

17.11	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, a Debtor or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

17.12	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Debt Document; or

(c)	whether any other event specified in any Debt Document has occurred.

17.13	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Debt Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Debt Document or the Security Property unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Debt Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of:  nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Primary Creditor,

on behalf of any Primary Creditor and each Primary Creditor confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)
Without prejudice to any provision of any Debt Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Debt Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss.  In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

17.14	[Intentionally deleted]

17.15	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Primary Creditors and NAC DAC.

(b)
Alternatively, the Security Agent may resign by giving 30 days’ notice to the Primary Creditors and NAC DAC, in which case the Super Senior Instructing Party and the Majority Pari Passu Creditors may appoint a successor Security Agent.

(c)
If the Super Senior Instructing Party and the Majority Pari Passu Creditors have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Security Agent (after consultation with the Creditor Representatives, NAC 29 and NAC DAC) may appoint a successor Security Agent.

(d)
The retiring Security Agent shall, at NAC 29’s cost make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 17.27 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of this Clause 17 and Clause 20.1 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)
The Majority Pari Passu Creditors may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above (and the Majority Pari Passu Creditors shall use reasonable endeavours to consult with the Super Senior Creditors prior to delivering such notice).  In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(h)
Any corporation into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Security Agent, shall, without the consent or approval of any Party, be the successor of the Security Agent under this Agreement and the other Debt Documents, and in respect of the Security Property, provided such corporation shall be otherwise qualified and eligible under this Clause 17.15 (Resignation of the Security Agent) without the execution or filing of any paper or any further act on the part of any of the Parties

17.16	Confidentiality

(a)
In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments and affiliates, including without limitation, Wilmington Trust, National Association.

(b)
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

17.17	Information from the Creditors

Each Creditor shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

17.18	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Debtor for information supplied by it or on its behalf in connection with any Debt Document (but without imposing any obligation on any Pari Passu Note Representative beyond that which may be required under its applicable Pari Passu Note Purchase Agreement), each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)	the financial condition, status and nature of any Debtor;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Shared Transaction Security or the Super Senior Additional Security or the existence of any Security affecting the Charged Property.

17.19	Security Agent’s management time and additional remuneration

(a)
Any amount payable to the Security Agent under Clause 19 (Costs and expenses) or Clause 20.1 (Indemnity to the Security Agent), after the occurrence of an Event of Default which is then continuing, shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the NAC DAC and the Primary Creditors, and is in addition to any other fee paid or payable to the Security Agent.

(b)	Paragraph (a) above shall only apply if and for so long as the Security Agent is an entity regularly engaged in the provision of security trust services.

(c)	Without prejudice to paragraph (a) above, in the event of:

(i)
the Security Agent being requested by a Debtor to undertake duties which the Security Agent and such Debtor agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Debt Documents; or

(ii)	the Security Agent and NAC 29 agreeing that it is otherwise appropriate in the circumstances,

NAC 29 shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (d) below.

(d)
If the Security Agent and NAC 29 fail to agree upon the nature of the duties or upon the additional remuneration referred to in paragraph (a) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by NAC DAC or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by NAC DAC) and the determination of any investment bank shall be final and binding upon the Parties.

17.20	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Debtor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

17.21	No responsibility to perfect Shared Transaction Security or the Super Senior Additional Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor to any of the Charged Property;

(b)
obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Debt Document or the Shared Transaction Security or the Super Senior Additional Security;

(c)
register, file or record or otherwise protect any of the Shared Transaction Security or the Super Senior Additional Security (or the priority of any of the Shared Transaction Security or the Super Senior Additional Security) under any law or regulation or to give notice to any person of the execution of any Debt Document or of the Shared Transaction Security or the Super Senior Additional Security;

(d)
take, or to require any Debtor to take, any step to perfect its title to any of the Charged Property or to render the Shared Transaction Security or the Super Senior Additional Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Shared Security Document or Super Senior Additional Security Document.

17.22	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Debt Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the applicable Instructing Group requests it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.  The Security Agent shall also not be under any obligation to ascertain whether any notice which is required to be given to, or acknowledgement obtained from any underwriters, insurers, re-insurers or brokers has been given to or, as the case may be, obtained from, such underwriters, insurers, re-insurers or brokers nor shall the Security Agent be responsible or liable to make any payments to such persons in respect of any insurances of the premiums due in respect thereof.

17.23	Custodians and nominees

The Security Agent may appoint and pay (following the occurrence of an Acceleration Event or as otherwise agreed in writing with NAC 29, acting reasonably) any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

17.24	Additional rights and protections of the Security Agent

(a)
The Security Agent (acting in its individual capacity for its own account) may from time to time notify the Creditor Representatives of the amount of any obligations of any Debtor under the Debt Documents which have become due but remain unpaid to the Security Agent, and the Security Agent is authorised (acting in its individual capacity for its own account) to request that one or more of the Creditor Representatives exercise any rights each such Creditor Representative may have under any provision of the Debt Document to withhold from distributions to any Primary Creditor or group of Primary Creditors such money or property held or collected by such Creditor Representative and apply such money or property towards the discharge of such obligations, subject to and in accordance with the terms of such provisions (including, without limitation, any such terms limiting the amount which may be so withheld, collected and applied to discharge any such obligations owed to the Security Agent) (such provisions being “Intercept Liens”). For the avoidance of doubt and without prejudice to the generality of the foregoing, such rights of the Creditor Representatives include, as at the date of this Agreement, section 7.07 of the Senior Secured Note Indenture, section 9.13 of the Senior Secured Credit Agreement and clause 25.19 of the Exit Facility Agreement. Each Creditor Representative agrees to reasonably cooperate with any such request from the Security Agent, subject always to the rights, privileges, immunities and indemnities to which such Creditor Representative is entitled pursuant to the terms of the Debt Documents.

(b)
NAC 29, solely in favour of the Security Agent (in its individual capacity for its own account), undertakes to procure that, with effect from the Plan Effective Date until the Final Discharge Date, it will maintain a minimum balance on the Proceeds Account of one million five hundred thousand US Dollars ($1,500,000) (the “Proceeds Account Minimum Balance”). For the avoidance of doubt, such obligation shall be discharged pro tanto to the extent of any funds required to be retained (and so retained) in the Proceeds Account pursuant to the terms of the Pari Passu Debt Documents and not in addition to any such funds.

(c)
If a Debtor fails to pay any amount due and payable to the Security Agent (in its individual capacity for its own account) or any Receiver and Delegate pursuant to this Agreement or any other Debt Document (each an “Unpaid Liability Amount”) and such failure to pay is continuing on the thirteenth (13th) Business Day after the date of the demand for such payment, then the Security Agent (in its individual capacity for its own account) shall be entitled to withdraw, or otherwise release, funds from the Proceeds Account in an amount up to, but not exceeding, the Unpaid Liability Amount. The Security Agent shall give notice to NAC 29 and each Creditor Representative of each withdrawal or release from the Proceeds Account made in accordance with this paragraph (c). Immediately following the receipt of such notice NAC 29 shall procure that there is credited to the Proceeds Account an amount which is required to ensure that the balance of the Proceeds Account is at least equal to the higher of (i) the Proceeds Account Minimum Balance and (ii) the funds (if any) required to be retained in the Proceeds Account pursuant to the terms of the Pari Passu Debt Documents.

(d)
If and to the extent that (a) any Unpaid Liability Amount exceeds the balance standing to the credit of the Proceeds Account and (b) no Debtor has otherwise paid the balance of such Unpaid Liability Amount at such time, on the thirtieth (30th) Business Day after the date of demand for any Unpaid Liability Amount, the Security Agent shall be entitled to direct any one or more Lease Obligor(s) to pay any amounts falling due under or in relation to the applicable Lease(s) directly to an account designated in writing to such Lease Obligor(s) by the Security Agent (the “Designated Account”). If, following the giving of any such notice, all Unpaid Liability Amounts are paid in full (whether from lease proceeds or any other source of funds), the Security Agent shall, unless it has received notice that an Event of Default has occurred and is continuing, give notice to the relevant Lease Obligor(s) revoking the foregoing payment direction.

(e)	If:

(i)	the amount paid to the Designated Account pursuant to paragraph (d) above exceeds the amount required to discharge all Unpaid Liability Amounts then outstanding; and/or

(ii)	any amount is paid to the Designated Account after the revocation of any notice given pursuant to paragraph (d) above,

the Security Agent shall hold any such amount on trust for NAC 29 and promptly pay that amount to NAC 29 (for its own account).

(f)
For the avoidance of doubt the Security Agent shall be entitled to exercise its rights under this Clause 17.24  without prejudice to any other rights the Security Agent, any Receiver or any Delegate may have under any Debt Document or applicable law, whether or not any other Event of Default has occurred and is continuing and without any requirement for authorisation or instruction (and notwithstanding any contrary instruction) from the Instructing Group, any Debtor, any Primary Creditor or any other person.

17.25	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Super Senior Secured Parties (in the case of any right, power, authority or discretion under the Super Senior Additional Security Documents or any other matter related to the Super Senior Additional Security), all the Shared Secured Parties (in the case of any right, power, authority or discretion under the Shared Transaction Security Documents or any other matter related to the Shared Transaction Security) or all the Secured Parties (in all other cases).

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

17.26	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)
if it considers that appointment to be in the interests of the Super Senior Secured Parties (in the case of any separate or co-trustee appointed in respect of the Super Senior Additional Security) or the Shared Secured Parties (in the case of any separate or co-trustee appointed in respect of the Shared Transaction Security);

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to NAC 29 and the Primary Creditors of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Debt Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

17.27	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Debtor may have to any of the Charged Property and shall not be liable for, or bound to require any Debtor to remedy, any defect or failure in its right or title whether such defect or failure was known to the Security Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not.

17.28	Winding up of trust – Shared Transaction Security

If the Security Agent, with the approval of each Creditor Representative determines that:

(a)	all of the Shared Secured Obligations have been fully and finally discharged; and

(b)	no Shared Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents, then:

(i)
the trusts set out in this Agreement in respect of the Shared Transaction Security shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Shared Transaction Security and the rights of the Security Agent under each of the Shared Transaction Security Documents; and

(ii)
any Security Agent which has resigned pursuant to Clause 17.15 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Shared Transaction Security Document.

17.29	Winding up of trust – Super Senior Additional Security

If the Security Agent, with the approval of each Creditor Representative for the Super Senior Credit Facility Lenders determines that:

(a)	all of the Super Senior Secured Obligations have been fully and finally discharged; and

(b)
no Super Senior Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents, then:

(i)
the trusts set out in this Agreement in respect of the Super Senior Additional Security shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Super Senior Additional Security and the rights of the Security Agent under each of the Super Senior Additional Security Documents; and

(ii)
any Security Agent which has resigned pursuant to Clause 17.15 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Super Senior Additional Security Document.

17.30	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Debt Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

17.31	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

17.32	Intra-Group Lenders and Debtors: Power of Attorney

Each Intra-Group Lender and Debtor by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do anything which that Intra-Group Lender or Debtor has authorised the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Agent may delegate that power on such terms as it sees fit).

17.33	Fee Letter

Each of NAC DAC and NAC 29, jointly and severally, agrees to pay to the Security Agent, for its individual account, an agency fee as from time to time agreed to by NAC DAC and the Security Agent in a Fee Letter.

18.	CHANGES TO THE PARTIES

18.1	Assignments and transfers

No Party may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

in respect of any Debt Documents or the Liabilities except as permitted by this Clause 18 or, in the case of the Security Agent, to any successor appointed in accordance with Clause 17.15 (Resignation of Security Agent).

18.2	Change of Super Senior Credit Facility Lender or Pari Passu Lender under an existing Super Senior Credit Facility or Pari Passu Facility

(a)	A Super Senior Credit Facility Lender or Pari Passu Lender under an existing Super Senior Credit Facility or Pari Passu Facility may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

in respect of any Debt Documents or the Liabilities if:

(A)	that assignment or transfer is in accordance with the terms of the Super Senior Credit Facility Agreement or Pari Passu Facility Agreement to which it is a party; and

(B)
any assignee or transferee has (if not already a Party as a Super Senior Credit Facility Lender or Pari Passu Lender, as applicable) acceded to this Agreement, as a Super Senior Credit Facility Lender or Pari Passu Lender, as applicable, pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking).

18.3	Change of Pari Passu Noteholder

Any Pari Passu Noteholder may assign, transfer or novate any of its rights and obligations to any person without the need for such person to execute and deliver to the Security Agent a Creditor / Creditor Representative Accession Undertaking.

18.4	Change of Creditor Representative

No person shall become a Creditor Representative unless at the same time, it accedes to this Agreement as a Creditor Representative pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking); provided that any entity that becomes a successor Pari Passu Note Representative under section 7.09 (Successor Trustee by Merger) of the Senior Secured Note Indenture or such equivalent provision of any other Pari Passu Note Purchase Agreement, shall automatically become a Creditor Representative hereunder without the need for a Creditor/Creditor Representative Accession Undertaking.

18.5	Change of Intra-Group Lender

Any Intra-Group Lender may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

in respect of the Intra-Group Liabilities to another member of the NAC Group if that member of the NAC Group has (if not already a Party as an Intra-Group Lender) acceded to this Agreement as an Intra-Group Lender, pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking).

18.6	New Intra-Group Lender

If any Intra-Group Lender or any member of the NAC Group (other than any NAC Obligor Group member) makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with any member of the NAC 29 Group, NAC 29 will procure that the person giving that loan, granting that credit or making that other financial arrangement (if not already a Party as an Intra-Group Lender) accedes to this Agreement as an Intra-Group Lender, pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking).

18.7	Accession of Super Senior Creditors under new Super Senior Credit Facilities

At any time on or following the Exit Facility Discharge Date (and after the operation of paragraph (a)(i) of Clause 13.7 (Release of Super Senior Additional Security), if applicable), in order for any credit facility (other than the Exit Facility) to be a “Super Senior Credit Facility” for the purposes of this Agreement:

(a)
NAC DAC shall designate that credit facility as a Super Senior Credit Facility and confirm in writing to the Primary Creditors that the establishment of that credit facility as a Super Senior Credit Facility under this Agreement will not breach the terms of any of its existing Super Senior Credit Facility Documents or Pari Passu Debt Documents;

(b)	each creditor in respect of that credit facility shall accede to this Agreement as a Super Senior Credit Facility Lender;

(c)	each arranger in respect of that credit facility shall accede to this Agreement as a Super Senior Credit Facility Arranger;

(d)
the facility agent in respect of that credit facility shall accede to this Agreement as the Creditor Representative in relation to that credit facility pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking); and

(e)	except in the case of the Approved Replacement Exit Facility, such credit facility will not benefit from any form of call protection or make-whole amounts being payable thereunder.

18.8	Accession of Pari Passu Creditors under new Pari Passu Notes or Pari Passu Facilities

(a)	In order for Financial Indebtedness in respect of any issuance of debt securities to constitute “Pari Passu Debt Liabilities” for the purposes of this Agreement:

(i)
NAC 29 shall designate that issuance of debt securities as Pari Passu Notes and confirm in writing to the Primary Creditors that the incurrence of those debt securities as Pari Passu Debt Liabilities under this Agreement will not breach the terms of any of its existing Super Senior Credit Facility Documents or Pari Passu Debt Documents; and

(ii)
the trustee in respect of those debt securities shall accede to this Agreement as the Creditor Representative in relation to those Pari Passu Debt Liabilities pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking).

(b)	In order for Financial Indebtedness under any credit facility to constitute “Pari Passu Debt Liabilities” for the purposes of this Agreement:

(i)
NAC 29 shall designate that credit facility as a Pari Passu Facility and confirm in writing to the Primary Creditors that the establishment of that Pari Passu Facility as Pari Passu Debt Liabilities under this Agreement will not breach the terms of any of its existing Super Senior Credit Facility Documents or Pari Passu Debt Documents;

(ii)
the relevant Pari Passu Debt Documents shall contain provisions which are, mutatis mutandis, the same as those set out in Section 7.07 of the Senior Secured Note Indenture or Section 9.13 of the Senior Secured Credit Agreement (as applicable) including, for the avoidance of doubt, the definition of Notes Pro Rata Share or Loans Pro Rata Share (as applicable) used therein;

(iii)	each creditor in respect of that credit facility shall accede to this Agreement as a Pari Passu Creditor;

(iv)	each arranger in respect of that credit facility shall accede to this Agreement as a Pari Passu Arranger; and

(v)
the facility agent in respect of that credit facility shall accede to this Agreement as the Creditor Representative in relation to that credit facility pursuant to Clause 18.9 (Creditor/Creditor Representative Accession Undertaking).

18.9	Creditor/Creditor Representative Accession Undertaking

With effect from the date of acceptance by the Security Agent of a Creditor/Creditor Representative Accession Undertaking duly executed and delivered to the Security Agent by the relevant acceding party or, if later, the date specified in that Creditor/Creditor Representative Accession Undertaking:

(a)
any Party ceasing entirely to be a Creditor shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)
as from that date, the replacement or new Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party in the capacity specified in the Creditor/Creditor Representative Accession Undertaking.

18.10	Additional parties

Each of the Parties appoints the Security Agent to receive on its behalf each Guarantor Accession Deed and Creditor/Creditor Representative Accession Undertaking delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the relevant Debt Document.

SECTION 8
ADDITIONAL PAYMENT OBLIGATIONS

19.	COSTS AND EXPENSES

19.1	Transaction expenses

NAC 29 shall, promptly on demand, pay the Security Agent the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security Agent and by any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement, the Shared Transaction Security and the Super Senior Additional Security; and

(b)	any other Debt Documents executed after the date of this Agreement.

19.2	Amendment costs

If a Debtor requests a Consent, NAC DAC shall, within three Business Days of demand, reimburse the Security Agent for the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security Agent (and by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

19.3	Enforcement and preservation costs

NAC 29 shall, within three Business Days of demand, pay to the Security Agent the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document, the Shared Transaction Security and the Super Senior Additional Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Shared Transaction Security and the Super Senior Additional Security or enforcing these rights.

19.4	Stamp taxes

NAC 29 shall pay and, within three Business Days of demand, indemnify the Security Agent against any cost, loss or liability the Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document.

19.5	Interest on demand

If any Creditor or Debtor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is 2 per cent. per annum over the rate at which the Security Agent would be able to obtain by placing on deposit with a leading bank an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent may from time to time select provided that if any such rate is below zero, that rate will be deemed to be zero.

20.	OTHER INDEMNITIES

20.1	Indemnity to the Security Agent

(a)
Each Debtor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them as a result of:

(i)	any failure by NAC 29 to comply with its obligations under Clause 19 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Shared Transaction Security and the Super Senior Additional Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent, each Receiver and each Delegate by the Debt Documents or by law;

(v)	any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents;

(vi)	instructing lawyers, accountants, tax advisers, surveyors, a Financial Adviser or other professional advisers or experts as permitted under this Agreement; or

(vii)
acting as Security Agent, Receiver or Delegate under the Debt Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)
Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 20.1 will not be prejudiced by any release or disposal under Clause 14 (Distressed Disposals) taking into account the operation of that Clause 14.

(c)	The Security Agent and every Receiver and Delegate may:

(i)
in the case of any cost, loss or liability attributable to the Shared Transaction Security, in priority to any payment to the Shared Secured Parties, indemnify itself out of the Shared Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.1 and shall have a lien on the Shared Transaction Security and the proceeds of the enforcement of the Shared Transaction Security for all such moneys payable to it;

(ii)
in the case of any cost, loss or liability attributable to the Super Senior Additional Security, in priority to any payment to the Super Senior Secured Parties, indemnify itself out of the Super Senior Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.1 and shall have a lien on the Super Senior Additional Security and the proceeds of the enforcement of the Super Senior Additional Security for all such moneys payable to it; and

(iii)
in the case of any cost, loss or liability attributable to neither the Shared Transaction Security nor the Super Senior Additional Security, in priority to any payment to the Shared Secured Parties, indemnify itself out of any of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.1 and shall have a lien on the Shared Transaction Security and the Super Senior Additional Security and the proceeds of the enforcement of the Shared Transaction Security and the Super Senior Additional Security for all such moneys payable to it.

20.2	Company indemnity to Primary Creditors

NAC 29 shall promptly and as principal obligor indemnify each Primary Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 14 (Distressed Disposals).

20.3	Operational indemnity

NAC 29 shall, within 5 Business Days of demand, indemnify each Shared Secured Party for all costs, losses or liabilities suffered or incurred by that Shared Secured Party:

(a)
relating to or, arising directly or indirectly from the purchase, sale, import, export, registration, ownership, leasing, sub leasing, operation, possession, redelivery, control, use storage, fuelling, manning or supplying of any NAC 29 Aircraft Asset (including, separately, its constituent airframe, engines and parts);

(b)
relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of, the condition, testing, delivery, design, manufacture, modification, repair, refurbishment, inspection, insurance, maintenance, overhaul, replacement, removal or disposal of any NAC 29 Aircraft Asset (including, separately, its constituent airframe, engines and parts) or relating to loss or destruction of or damage to any property or death or injury of or other loss of whatsoever nature suffered by any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters;

(c)
due to any design, article or material in any NAC 29 Aircraft Asset (including, separately, its constituent airframe, engines and parts) or the operation or use thereof constituting an infringement of any patent or other intellectual property right or any other similar right whatsoever;

(d)
in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of any NAC 29 Aircraft Asset (including, separately, its constituent airframe, engines and parts) or in securing the release of any NAC 29 Aircraft Asset (including, separately, its constituent airframe, engines and parts); or

(e)	relating to, arising out of or resulting from any Total Loss of any NAC 29 Aircraft Asset (including, separately, its constituent airframe, engines and parts),

provided that, NAC 29 shall not be liable to pay to a Shared Secured Party any such costs, losses or liabilities to the extent that:

(i)	such costs, losses or liabilities are the result of the gross negligence or wilful misconduct of such Shared Secured Party;

(ii)
such costs, losses or liabilities constitute ordinary and usual operating or overhead expenses of such Shared Secured Party or are costs, losses or liabilities which a Shared Secured Party has expressly agreed to bear pursuant to the terms of any of the Debt Documents;

(iii)
such costs, losses or liabilities are the result of the breach by such Shared Secured Party of any of its express obligations under any of the Debt Documents (other than a breach which is attributable to the breach by any member of the NAC Group of its obligations under that Debt Document); or

(iv)	the relevant Shared Secured Party has recovered such costs, losses or liabilities by way of a recovery under any policies of insurance maintained in respect of the relevant NAC 29 Aircraft Asset.

20.4	No derogation from Debt Documents

The indemnities provided to Primary Creditors and Shared Secured Parties under Clauses 20.2 (Company indemnity to Primary Creditors) and 20.3 (Operational indemnity) shall be in addition to, and not in derogation of, any indemnity provided to such Primary Creditors and Shared Secured Parties under the terms of the other Debt Documents.

SECTION 9
ADMINISTRATION

21.	INFORMATION

21.1	Dealings with Security Agent and Creditor Representatives

Each Super Senior Credit Facility Lender, Pari Passu Noteholder and Pari Passu Lender shall deal with the Security Agent exclusively through its Creditor Representative.

21.2	Disclosure between Primary Creditors and Security Agent

Notwithstanding any agreement to the contrary, each of the Debtors consents, until the Final Discharge Date, to the disclosure by any Primary Creditor and the Security Agent to each other (whether or not through a Creditor Representative or the Security Agent) of such information concerning the Debtors as any Primary Creditor or the Security Agent shall see fit.

21.3	Notification of prescribed events

(a)
If an Event of Default under a Super Senior Credit Facility Document or Pari Passu Debt Document either occurs or ceases to be continuing the relevant Creditor Representative shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Primary Creditor.

(b)
If a Super Senior Credit Facility Acceleration Event occurs the relevant Super Senior Credit Facility Agent shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(c)
If a Pari Passu Debt Acceleration Event occurs the relevant Creditor Representative(s) shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(d)	If the Security Agent enforces, or takes formal steps to enforce, any of the Shared Transaction Security or the Super Senior Additional Security it shall notify each Party of that action.

(e)
If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Shared Transaction Security or the Super Senior Additional Security it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Party of that action.

(f)
If the Security Agent receives a notice under paragraph (a) of Clause 5.1 (Option to purchase:  Pari Passu Creditors) it shall upon receiving that notice, notify, and send a copy of that notice to, each Creditor Representative, NAC DAC and NAC 29.

(g)	If an Event of Default under a Debt Document either occurs or ceases to be continuing NAC DAC and NAC 29 shall, upon becoming aware of that occurrence or cessation, notify the Security Agent.

21.4	Personal Data Protection Act

(a)
If any Debtor that is organised in Singapore provides the Secured Parties with personal data of any individual as required by or pursuant to the Debt Documents, that Debtor represents and warrants to the Secured Parties that it has, to the extent required by law (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) has the lawful right to, or has obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Secured Parties, in each case, in accordance with or for such purposes of the Debt Documents.

(b)
Each Debtor that is organised in Singapore agrees and undertakes to notify the Security Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by any Secured Party of any personal data provided by that Debtor to any Secured Party.

(c)
Any consent given pursuant to this Agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.

22.	NOTICES

22.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

22.2	Security Agent’s communications with Primary Creditors

The Security Agent shall be entitled to carry out all dealings with the Super Senior Credit Facility Lenders, Pari Passu Noteholders and Pari Passu Lenders through their respective Creditor Representatives and shall give to the Creditor Representatives, as applicable, any notice, document or other communication required to be given by the Security Agent to a Super Senior Credit Facility Lender, Pari Passu Noteholder or Pari Passu Lender.

22.3	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of NAC DAC, NAC 29 or any Original Subsidiary Guarantor, that identified with its name below;

(b)	in the case of the Security Agent, that identified with its name below; and

(c)	in the case of each other Party, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

22.4	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)
if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid by certified or registered mail in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 22.3 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)	Any communication or document made or delivered to NAC DAC in accordance with this Clause 22.4 will be deemed to have been made or delivered to each of the Debtors.

(d)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

22.5	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 22.3 (Addresses) or changing its own address or fax number, the Security Agent shall notify the other Parties.

22.6	Electronic communication

(a)
Any communication or document to be made or delivered by one Party to another under or in connection with this Agreement may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any such electronic communication or delivery as specified in paragraph (a) above to be made between a Debtor or an Intra-Group Lender and the Security Agent or a Primary Creditor may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)
Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

(d)
Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)
Any reference in this Agreement to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 22.6.

22.7	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23.	PRESERVATION

23.1	Partial invalidity

If, at any time, any provision of a Debt Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

23.2	No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

23.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Debt Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Debt Document.  No election to affirm any Debt Document on the part of a Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Debt Document are cumulative and not exclusive of any rights or remedies provided by law.

23.4	Waiver of defences

The provisions of this Agreement, any Shared Transaction Security and any Super Senior Additional Security will not be affected by an act, omission, matter or thing which, but for this Clause 23.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)	the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any Debtor;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person;

(e)
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

23.5	Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)
not be affected by any reduction or increase in the principal amount secured by the Shared Transaction Security or the Super Senior Additional Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)
secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

24.	COMMON INSTRUCTING GROUP – PARI PASSU CREDITORS

24.1	Majority Pari Passu Creditors

Subject to the remaining provisions of this Clause 24 and Clause 25.6 (Excluded Pari Passu Credit Participation), but otherwise notwithstanding any provision of the Debt Documents to the contrary, each of the Pari Passu Creditors acknowledges and agrees that (i) any amendment, modification, variation or other change made to, (ii) any consent, approvals, waivers or similar given in respect of, and (iii) any instructions given to any Creditor Representative pursuant to, the Pari Passu Debt Documents (including, without limitation, any decision to accelerate any Financial Indebtedness thereunder or issue any Enforcement Instructions with respect to the Shared Transaction Security) shall be made by the relevant Creditor Representatives based on instructions given to such Creditor Representative by the Security Agent, acting on the basis of instructions of the Majority Pari Passu Creditors.

24.2	All Pari Passu Creditor matters

Any such act which would have the effect of:

(a)	changing the threshold of Pari Passu Creditors required to implement any change to the Pari Passu Debt Documents;

(b)	extending the date of payment of any amount under any Pari Passu Debt Document;

(c)
a reduction in the rate of interest or a reduction in the amount of any payment of principal, interest, fees or commission payable under any Pari Passu Debt Document, provided that any reduction of the amount of any mandatory prepayment or redemption of the Pari Passu Debt in relation to any Final Disposition of a NAC 29 Aircraft Asset or NAC 29 Aircraft AOE or Total Loss of a NAC 29 Aircraft Asset shall not constitute a reduction in the payment of principal and instead Clause 24.1 above shall apply;

(d)	changing the identity of NAC 29 as the borrower or issuer under any Pari Passu Debt Document or releasing NAC DAC as guarantor in respect thereof;

(e)
releasing any Shared Transaction Security (except as expressly permitted by this Agreement as a Pre Authorised Action or a Distressed Disposal or in connection with the sale of a NAC 29 Aircraft Asset made with the consent of the Majority Pari Passu Creditors) or, if applicable, all of the relevant Pari Passu Debt Documents;

(f)	changing any provision which (under its terms) expressly requires the consent of all of the Pari Passu Creditors who are a party to the relevant Pari Passu Debt Document; or

(g)	the release of any Guarantor from its obligations under this Agreement other than as expressly contemplated by this Agreement,

shall not be effected unless such act has received the consent of all of the Pari Passu Creditors.

24.3	Specific Amendments

(a)
If any amendment is being made to any Pari Passu Debt Document in order to enhance the rights afforded to the Pari Passu Lenders or Pari Passu Noteholders that are parties to such Pari Passu Debt Documents (as applicable) (including any increase to the amounts payable to the relevant Pari Passu Lenders or Pari Passu Noteholders, as applicable) (an “Enhancing Amendment”) in circumstances where a substantively equivalent amendment is capable of, but is not, being made to the other Pari Passu Debt Documents (the “Other Documents”), each Creditor Representative in respect of the Other Documents is hereby irrevocably authorised and instructed to make such equivalent amendments to each of the Other Documents unless instructed otherwise, in respect of any Other Document, by those Pari Passu Lenders or Pari Passu Noteholders whose Pari Passu Credit Participation at that time aggregate at least 50.1 per cent. of the total Pari Passu Credit Participations at that time of all of the Pari Passu Lenders or Pari Passu Noteholders who are party to or have the benefit of such Other Document, provided that for these purposes, the participation of any Pari Passu Lender or Pari Passu Noteholder that is (or that has one or more Affiliates that is) is a beneficiary of the Enhancing Amendment shall not be included for the purpose of calculating the total participations under each Other Document and when ascertaining whether the relevant percentage of consent has been obtained to approve such matter.

(b)	No amendment to any Super Senior Credit Facility Document which would:

(i)	increase the margin, or include any additional margin, call protection, or make‑whole, under that Super Senior Credit Facility;

(ii)
constitute an increase in, or addition of, any fee, commission or other non-interest payment, other than in consideration for the amendment or waiver of, or the giving of a consent under, any terms of that Super Senior Credit Facility, provided that such amounts are paid at the time of such amendment or waiver from free cash available to the NAC Group and do not exceed 1% of the initial committed amount under that Super Senior Credit Facility (for any single event) or 1.5% of the initial committed amount under that Super Senior Credit Facility (in aggregate across each such event during the term of that Super Senior Credit Facility);

(iii)	cause the Super Senior Credit Participation or commitments (howsoever defined) under any Super Senior Credit Facility to exceed $200,000,000; or

(iv)	amend the final maturity date of that Super Senior Credit Facility,

shall be made without the consent of the Security Agent (acting on the instructions of the Majority Pari Passu Creditors).

24.4	Assistance of the Creditor Representatives

Each Creditor Representative of the Pari Passu Creditors:

(a)	acknowledges and accepts (including on behalf of each Pari Passu Creditor that it represents) the provisions of this Clause 24; and

(b)
agrees to promptly provide to the Security Agent all information relating to the Pari Passu Creditors represented by it that is reasonably requested by the Security Agent to enable the Security Agent ascertain whether instructions from the requisite threshold of Pari Passu Creditors have been received, including but not limited to, promptly:

(i)
soliciting consents and/or instructions from the Pari Passu Creditors represented by it (which, in the case any Pari Passu Note Representative and any Pari Passu Loan Representative, means reasonably cooperating with NAC 29 in connection with its solicitation of consents); and

(ii)	confirming, from time to time, upon request from the Security Agent:

(A)	the Pari Passu Credit Participation of each of the Pari Passu Creditors it represents;

(B)	the consents and/or instructions (if any) received by it from each such Pari Passu Creditor; and

(C)
if, and the extent to which,  Clauses 25.6 (Excluded Pari Passu Credit Participation), 25.7 (Disenfranchisement of Defaulting Lenders) or 25.9 (Disenfranchisement of Competitors) apply to any of the Pari Passu Creditors it represents (in each case only to the extent that such Creditor Representative is aware of the same).

(c)	The Security Agent is entitled to rely on, and assume the accuracy and completeness of, all information supplied to it pursuant to this Clause 24.4.

24.5	Administrative or mechanic amendments

(a)	This Clause 24 is without prejudice to Section 9.01 (Without Consent of Holders) of the Senior Secured Note Indenture and any Equivalent Provision in any other Pari Passu Debt Document.

(b)
Nothing in this Clause 24 shall operate to prevent any amendment of any Pari Passu Debt Documents which is of an administrative or mechanical nature, which are intended to be effected in accordance with the terms of the relevant Pari Passu Debt Documents.

24.6	Override

For the avoidance of doubt, in the event of any conflict between this Clause 24 and the provisions of Clause 25 (Consents, Amendments and Override), Clause 25 (Consents, Amendments and Override) shall take precedence.

24.7	Upload to the VDR

Any consent and/or approval requests, waiver requests, amendment requests, supplement requests and other modification and/or variation requests sent to the Pari Passu Creditors pursuant to any of the Debt Documents shall be uploaded to the VDR at the same time as they are otherwise sent or distributed to any Party.

25.	CONSENTS, AMENDMENTS AND OVERRIDE

25.1	Required consents

(a)	Subject to paragraph (b) and (c) below, Clause 25.2 (Amendments and Waivers: Shared Security Documents), Clause 25.5 (Exceptions) and Clause 25.6 (Excluded Pari Passu Credit Participation):

(i)
Schedule 4 (Enforcement Principles) may be amended or waived with the consent of the Super Senior Instructing Party, the Majority Pari Passu Creditors and the Security Agent and without the consent of NAC DAC, any Debtor or any Intra-Group Lender to the extent that that amendment or waiver does not impose obligations on NAC DAC, any Debtor or any Intra-Group Lender;

(ii)	subject to paragraph (i) above, this Agreement may be amended or waived only with the consent of the Super Senior Instructing Party, the Majority Pari Passu Creditors and the Security Agent.

(b)	An amendment or waiver that has the effect of changing or which relates to:

(i)	Clause 11 (Redistribution), Clause 12 (Enforcement of Shared Transaction Security), Clause 16 (Application of Proceeds) or this Clause 25 (Consents, Amendments and Override);

(ii)	paragraphs (d)(iii), (e) and (f) of Clause 17.3 (Instructions); or

(iii)	the order of priority or subordination under this Agreement,

shall not be made without the consent of:

(A)	the Creditor Representatives;

(B)	the Super Senior Credit Facility Lenders;

(C)	the Pari Passu Noteholders;

(D)	the Pari Passu Lenders; and

(E)	the Security Agent.

(c)	An amendment or waiver that has the effect of changing or which relates to Clause 13 (Enforcement –of Super Senior Additional Security) shall not be made without the consent of:

(i)	the Creditor Representatives for the Super Senior Credit Facility Lenders;

(ii)	the Super Senior Credit Facility Lenders; and

(iii)	the Security Agent.

25.2	Amendments and Waivers: Shared Security Documents

(a)
Subject to paragraph (b) below and to Clause 25.5 (Exceptions), the Security Agent may, if authorised by the Majority Pari Passu Creditors, amend the terms of, waive any of the requirements of or grant consents under, Clause 8 (Undertakings re Shared Transaction Security) and/or any of the Shared Security Documents which shall be binding on each Shared Secured Party.

(b)
Subject to paragraph (c) of Clause 25.5 (Exceptions), any amendment or waiver of, or consent under, any Shared Security Document which has the effect of changing or which relates to the manner in which the proceeds of enforcement of the Shared Transaction Security are distributed shall not be made without the prior consent of the Super Senior Credit Facility Lenders, each Pari Passu Note Representative on behalf of the Pari Passu Noteholders in respect of which it is the Creditor Representative and the Pari Passu Lenders.

25.3	Amendments and Waivers: Super Senior Additional Security Documents

(a)
Subject to paragraph (b) below and to Clause 25.5 (Exceptions), the Security Agent may, if authorised by the Super Senior Instructing Party, amend the terms of, waive any of the requirements any of the Super Senior Additional Security Documents which shall be binding on each Super Senior Secured Party.

(b)
Subject to paragraph (c) of Clause 25.5 (Exceptions), any amendment or waiver of, or consent under, any Super Senior Additional Security Document which has the effect of changing or which relates to the manner in which the proceeds of enforcement of the Super Senior Additional Security are distributed shall not be made without the prior consent of the Super Senior Credit Facility Lenders.

25.4	Effectiveness

(a)
Any amendment, waiver or consent given in accordance with this Clause 25 will be binding on all Parties and the Security Agent may effect, on behalf of any Primary Creditor, any amendment, waiver or consent permitted by this Clause 25.

(b)
Without prejudice to the generality of Clause 17.10 (Rights and discretions) the Security Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

25.5	Exceptions

(a)	Subject to paragraphs (c) and (d) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)	in the case of a Primary Creditor (other than any Creditor Representative or any Arranger), in a way which affects or would affect Primary Creditors of that Party’s class generally; or

(ii)	in the case of a Debtor, to the extent consented to by NAC DAC under paragraph (a) of Clause 25.2 (Amendments and Waivers: Shared Security Documents),

the consent of that Party is required.

(b)
Subject to paragraphs (c) and (d) below, an amendment, waiver or consent which relates to the rights or obligations of a Creditor Representative, an Arranger, or the Security Agent, any Receiver or any Delegate (including, without limitation, any ability of the Security Agent to act in its discretion under this Agreement) may not be effected without the consent of that Creditor Representative or, as the case may be, that Arranger or (in the case of rights or obligations relating to the Security Agent, any Receiver or any Delegate) the Security Agent.

(c)	Neither paragraph (a) nor (b) above, nor paragraph (b) of Clause 25.2 (Amendments and Waivers: Shared Security Documents) shall apply:

(i)	to any release of the Shared Transaction Security, claim or Liabilities; or

(ii)	to any consent,

which, in each case, the Security Agent gives in accordance Clause 14 (Distressed Disposals) or pursuant to Clause 17.4 (Pre-Authorised Actions).

(d)	Paragraphs (a) and (b) above shall apply to an Arranger only to the extent that Liabilities are then owed to that Arranger.

25.6	Excluded Pari Passu Credit Participation

(a)	If in relation to:

(i)	a request for a Consent in relation to any of the terms of this Agreement or any other Debt Document;

(ii)	a request to participate in any other vote of Pari Passu Credit Participations under the terms of this Agreement or any other Debt Document;

(iii)	a request to approve any other action under this Agreement or any other Debt Document; or

(iv)	a request to provide any confirmation or notification under this Agreement or any other Debt Document;

any Pari Passu Creditor:

(A)	fails to respond to that request within 10 Business Days of that request being made; or

(B)
(in the case of paragraphs (i) to (iii) above), fails to provide details of its Pari Passu Credit Participation to the Security Agent within the timescale specified by the Security Agent (such period not to be less than 5 Business Days);

(v)
in the case of paragraphs (i) to (iii) above, that Pari Passu Creditor shall be deemed to give that Consent in respect of that Pari Passu Creditor’s Pari Passu Credit Participation, vote in favour of the proposal or approve that action (as applicable) save where NAC 29 and the applicable Creditor Representative have agreed to a longer time period; and

(vi)
in the case of paragraph (iv) above, that confirmation or notification shall be deemed to have been given, save where NAC 29 and the applicable Creditor Representative have agreed to a longer time period, provided that this Clause 25.6 shall not apply in relation to any of the matters referred to in Clause 24.2 (All Pari Passu Creditor matters).

25.7	Disenfranchisement of NAC Group members

(a)
For so long as a member of the NAC Group (i) beneficially owns a Super Senior Credit Participation or Pari Passu Credit Participation or (ii) has entered into a sub-participation agreement relating to a Super Senior Credit Participation or Pari Passu Credit Participation or other agreement or arrangement having a substantially similar economic effect (each, an “NAC Group Debt Purchase”) and such agreement or arrangement has not been terminated:

(i)	in ascertaining:

(A)	the Majority Super Senior Creditors;

(B)	the Majority Pari Passu Creditors; or

(C)
whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Super Senior Credit Participation or Pari Passu Credit Participation, or the agreement of any specified group of Primary Creditors, has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that Super Senior Credit Participation or Pari Passu Credit Participation shall be deemed to be zero and, subject to paragraph (ii) below, that member of the NAC Group (or the person with whom it has entered into that sub-participation, other agreement or arrangement (a “Counterparty”)) shall be deemed not to be a Super Senior Credit Facility Lender or Pari Passu Creditor.

(b)	Each member of the NAC Group that is a Super Senior Credit Facility Lender or Pari Passu Creditor agrees that:

(i)
in relation to any meeting or conference call to which all the Super Senior Creditors, all the Pari Passu Creditors, all the Primary Creditors, or any combination of those groups of Primary Creditors are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security Agent or, unless the Security Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)
it shall not, unless the Security Agent otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Agent or one or more of the Primary Creditors.

(c)	NAC 29 will notify each Creditor Representative upon any member of the NAC Group entering into any NAC Group Debt Purchase, or if any such NAC Group Debt Purchase has been terminated:

25.8	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment:

(i)	in ascertaining:

(A)	the Majority Super Senior Creditors; or

(B)	whether:

(1)	any relevant percentage (including, for the avoidance of doubt, unanimity) of Super Senior Credit Participations; or

(2)	the agreement of any specified group of Primary Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Super Senior Credit Facility Lender.

(b)	For the purposes of this Clause 25.7, the Super Senior Creditor Representative may assume that the following Super Senior Credit Facility Lenders are Defaulting Lenders:

(i)	any Super Senior Credit Facility Lender which has notified the Security Agent that it has become a Defaulting Lender;

(ii)
any Super Senior Credit Facility Lender to the extent that the relevant Creditor Representative has notified the Security Agent that that Super Senior Credit Facility Lender is a Defaulting Lender; and

(iii)
any Super Senior Credit Facility Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of “Defaulting Lender” in the relevant Super Senior Credit Facility Agreement has occurred, unless it has received notice to the contrary from the Super Senior Credit Facility Lender concerned (together with any supporting evidence reasonably requested by the Super Senior Creditor Representative or any other Creditor Representative (as applicable)).  Except as described in this paragraph (b), the Super Senior Creditor Representative shall be deemed to have no knowledge of whether a Lender is or is not a Defaulting Lender.

25.9	Disenfranchisement of Competitors

(a)	In ascertaining:

(i)	the Majority Super Senior Creditors or Majority Pari Passu Creditors; or

(ii)	whether:

(A)	any relevant percentage (including, for the avoidance of doubt, unanimity) of Super Senior Credit Participations or Pari Passu Credit Participations; or

(B)	the agreement of any specified group of Primary Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

the participations of any Primary Creditor which is a Competitor shall be deemed to be zero and each such Primary Creditor shall, for these purposes, be deemed not to be a Super Senior Credit Facility Lender or Pari Passu Creditor (as applicable).

(b)
For the purposes of this Clause 25.9, the Security Agent, the Super Senior Creditor Representative or any other Creditor Representative (as applicable) may assume that the following Primary Creditors are Competitors:

(i)	any Primary Creditor which has notified the Security Agent or the Super Senior Creditor Representative (as applicable) that it is a Competitor;

(ii)	any Pari Passu Creditor to the extent that the relevant Creditor Representative has notified the Security Agent that that Primary Creditor is a Competitor; and

(iii)
any Primary Creditor to the extent that NAC 29 has notified the Security Agent or the Super Senior Creditor Representative (as applicable) that that Primary Creditor is a Competitor (together with any supporting evidence reasonably requested by the Security Agent or the Super Senior Creditor Representative (as applicable)), unless it has received notice to the contrary from the Primary Creditor concerned (together with any supporting evidence reasonably requested by the Security Agent).  Except as described in this paragraph (b), the Security Agent, the Super Senior Creditor Representative or any other Creditor Representative (as applicable) (as applicable) shall be deemed to have no knowledge of whether a Person is or is not a Competitor.

25.10	Calculation of Super Senior Credit Participations and Pari Passu Credit Participations

For the purpose of ascertaining whether any relevant percentage of Super Senior Credit Participations or Pari Passu Credit Participation has been obtained under this Agreement, the Security Agent may notionally convert the Super Senior Credit Participations and/or Pari Passu Creditor Participations into their Common Currency Amounts.

25.11	Deemed consent

If, at any time prior to the Super Senior Discharge Date, the Super Senior Credit Facility Lenders, the Pari Passu Note Representatives (to the extent required under the Senior Secured Note Documents) and the Pari Passu Creditors (to the extent required under the Pari Passu Debt Documents) give a Consent in respect of their respective Debt Documents then, if that action was permitted by the terms of this Agreement, the Debtors and the Intra-Group Lenders will (or will be deemed to):

(a)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(b)	do anything (including executing any document) that the Primary Creditors may reasonably require to give effect to this Clause 25.11.

25.12	Excluded consents

Clause 25.11 (Deemed consent) does not apply to any Consent which has the effect of:

(a)	increasing or decreasing the Liabilities;

(b)	changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments); or

(c)	changing the terms of this Agreement or of any Shared Security Document or Super Senior Additional Security Document.

25.13	No liability

None of the Primary Creditors will be liable to any other Creditor, or Debtor for any Consent given or deemed to be given under this Clause 25.

25.14	Agreement to override

(a)	Subject to paragraphs (b) and (c) below, unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.

(b)
Notwithstanding anything to the contrary in this Agreement, paragraph (a) above will not cure, postpone, waive or negate in any manner any default or event of default (however described) under any Debt Document as between any Creditor and any Debtor that are party to that Debt Document.

(c)	Whenever in this Agreement, a Creditor Representative provides consents, it shall do so in accordance with the terms of its respective Debt Documents.

25.15	Payments / consideration for consent

None of NAC 29 nor any Affiliate of NAC 29 shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Pari Passu Creditor for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Pari Passu Debt Documents unless such consideration is offered to all Pari Passu Creditors and is paid to all Pari Passu Creditors that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, NAC 29 and its Affiliates shall be permitted, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the Pari Passu Debt Documents, to exclude Pari Passu Creditors in any jurisdiction or any category of Pari Passu Creditors where:

(a)	the solicitation of such consent, waiver or amendment, including in connection with any tender or exchange offer; or

(b)
the payment of the consideration therefor, could reasonably be interpreted as requiring NAC 29 or its Affiliates to file a registration statement, prospectus or similar document under any applicable securities laws or listing requirements (including, but not limited to, the United States federal securities laws and the laws of the European Union or any of its member states), which NAC 29 in its sole discretion reasonably determines (acting in good faith):

(i)
would be materially burdensome (it being understood that it would not be materially burdensome to file the consent documents used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction); or

(ii)	such solicitation would otherwise not be permitted under applicable law in such jurisdiction or with respect to such category of Pari Passu Creditors.

(c)
For purposes of this Clause 25.15 (Payments/consideration for consent), variations in the form of consideration, consent, waiver or amendment necessary to accommodate differences among categories of Pari Passu Creditors existing at the time of such solicitation that are otherwise substantively equivalent and preserve the relative rights and obligations among such categories of Pari Passu Creditors existing at the time of such solicitation (e.g., offering to exchange notes for Senior Secured Notes but making substantively equivalent amendments to the Senior Secured Credit Agreement) shall be considered the same consideration, consent, waiver or amendment, as applicable.

26.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

SECTION 10
GOVERNING LAW AND ENFORCEMENT

27.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

28.	ENFORCEMENT

28.1	Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
Notwithstanding paragraph (a) above, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

28.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law:

(i)	each Debtor (unless incorporated in England and Wales):

(A)	irrevocably appoints the Debtor Process Agent as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B)	agrees that failure by a process agent to notify the relevant Debtor of the process will not invalidate the proceedings concerned;

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, NAC 29 (in the case of an agent for service of process for a Debtor), must immediately (and in any event within ten (10) Business Days of such event taking place) appoint another agent.  Failing this, the Security Agent may appoint another agent for this purpose.

29.	CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding any other term of any Secured Debt Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Secured Debt Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Secured Debt Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

30.	CONCERNING THE PARI PASSU NOTE REPRESENTATIVES

In acting under this Agreement (a) any Pari Passu Note Representative shall be entitled to the rights, privileges, immunities and indemnities set forth in its Pari Passu Note Purchase Agreement as if such rights, privileges, immunities and indemnities were set forth herein, and (b) any Pari Passu Loan Representative shall be entitled to the rights, privileges, immunities and indemnities set forth in any Pari Passu Debt Documents (other than this Agreement) as if such rights, privileges, immunities and indemnities were set forth herein.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Intra-Group Lenders and the Debtors and is intended to be and is delivered by them as a deed on the date specified above.

SCHEDULE 1
FORM OF GUARANTOR ACCESSION DEED

THIS AGREEMENT is made on [•] and made between:

(1)	[Insert Full Name of New Guarantor] (the “Acceding Guarantor”); and

(2)	[Insert Full Name of Current Security Agent] (the “Security Agent”), for itself and each of the other parties to the intercreditor agreement referred to below.

This agreement is made on [date] by the Acceding Guarantor in relation to an intercreditor agreement (the “Intercreditor Agreement”) dated [•] 2022 between, amongst others, Nordic Aviation Capital Designated Activity Company as parent, NAC Aviation 29 Designated Activity Company as company, [Wilmington Trust (London) Limited] as security agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement).

The Acceding Guarantor intends to give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

1.	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.	The Acceding Guarantor and the Security Agent agree that the Security Agent shall hold:

(a)	any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b)	all proceeds of that Security; and

(c)
all obligations expressed to be undertaken by the Acceding Guarantor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Shared Transaction Security and the Super Senior Additional Security together with all representations and warranties expressed to be given by the Acceding Guarantor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

3.
The Acceding Guarantor confirms that it intends to be party to the Intercreditor Agreement as a Guarantor, undertakes to perform all the obligations expressed to be assumed by a Guarantor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

4.
[In consideration of the Acceding Guarantor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Guarantor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].

[4]/[5]	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, English law.

THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a deed by the Acceding Guarantor and is delivered on the date stated above.

The Acceding Guarantor

EXECUTED AS A DEED

By: [Full name of Acceding Guarantor]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

Address for notices:

Address:

Fax:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

SCHEDULE 2
FORM OF CREDITOR/CREDITOR REPRESENTATIVE ACCESSION UNDERTAKING

To:	[Insert full name of current Security Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

From:	[Acceding Creditor]

THIS UNDERTAKING is made on [date] by [insert full name of new Super Senior Credit Facility Lender/Pari Passu Creditor/Creditor Representative/Arranger/Intra-Group Lender] (the “Acceding Super Senior Credit Facility Lender/Pari Passu Creditor/Creditor Representative/ Arranger/Intra-Group Lender”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [•] between, among others, NORDIC AVIATION CAPITAL DESIGNATED ACTIVITY COMPANY as parent, NAC AVIATION 29 DESIGNATED ACTIVITY COMPANY as company, [WILMINGTON TRUST (LONDON) LIMITED] as security agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement).  Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Super Senior Credit Facility Lender/Pari Passu Creditor/Creditor Representative/ Arranger/Intra-Group Lender] being accepted as a [Super Senior Credit Facility Lender/Pari Passu Creditor/Creditor Representative/ Arranger/Intra-Group Lender/] for the purposes of the Intercreditor Agreement, the Acceding [Super Senior Credit Facility Lender/Pari Passu Creditor/Creditor Representative/ Arranger/Intra-Group Lender] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Super Senior Credit Facility Lender/Pari Passu Creditor/Creditor Representative/Arranger/Intra-Group Lender] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Super Senior Credit Facility Lender/Pari Passu Creditor/Creditor Representative/ Arranger/Intra-Group Lender] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding Creditor, if it is acceding as an Intra-Group Lender and is delivered on the date stated above].

Acceding [Creditor]

[EXECUTED as a DEED]

[insert full name of Acceding

Creditor]

By:

Address:

Fax:

Accepted by the Security Agent

for and on behalf of

[Insert full name of current Security Agent]

Date:

SCHEDULE 3
FORM OF GUARANTOR RESIGNATION REQUEST
To:	[ ] as Security Agent

From:	[resigning Guarantor] and NAC Aviation 29 Designated Activity Company

Dated:

Dear Sirs

NAC Aviation 29 Designated Activity Company - Intercreditor Agreement

dated [•] 2022 (the “Intercreditor Agreement”)

1.
We refer to the Intercreditor Agreement.  This is a Guarantor Resignation Request.  Terms defined in the Intercreditor Agreement have the same meaning in this Guarantor Resignation Request unless given a different meaning in this Guarantor Resignation Request.

2.
Pursuant to Clause 7.10 (Resignation of a Guarantor) of the Intercreditor Agreement we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Intercreditor Agreement.

3.	We confirm that:

(a)
[resigning Guarantor] [has ceased, or will promptly following the acceptance of its resignation hereunder cease, to be a Subsidiary of NAC 29] [ has ceased, or will promptly following the acceptance of its resignation hereunder cease, to guarantee, or otherwise be liable, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of, any Financial Indebtedness]; or

(b)	[resigning Guarantor] is under no actual or contingent obligations in respect of the Intra-Group Liabilities.

4.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

NAC Aviation 29 Designated Activity Company	[resigning Guarantor]

By:	By:

SCHEDULE 4
ENFORCEMENT PRINCIPLES

1.	In this Schedule 4:

“Fairness Opinion” means, in respect of any Enforcement of any Shared Transaction Security, an opinion from a Financial Adviser that the proceeds received or recovered in connection with that Enforcement are fair from a financial point of view taking into account all relevant circumstances.

“Financial Adviser” means any:

(a)	independent investment bank;

(b)	independent accountancy firm; or

(c)	other independent professional services firm which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes.

2.	The Shared Transaction Security will be enforced and other action as to Enforcement of the Shared Transaction Security will be taken such that either:

(a)
to the extent the Instructing Group is the Super Senior Instructing Party, all proceeds of such Enforcement are received by the Security Agent in cash for distribution in accordance with Clause 16 (Application of Proceeds); or

(b)	to the extent the Instructing Group is the Majority Pari Passu Creditors, either:

(i)	all proceeds of such enforcement are received by the Security Agent in cash for distribution in accordance with Clause 16 (Application of Proceeds); or

(ii)
sufficient proceeds from such Enforcement will be received by the Security Agent in cash to ensure that, when the proceeds are applied in accordance with Clause 16 (Application of Proceeds), the Super Senior Discharge Date will occur (unless the Super Senior Instructing Party agrees otherwise).

3.
On a proposed Enforcement of the Shared Transaction Security in relation to assets comprising Shared Charged Property over which Shared Transaction Security exists, where the aggregate book value of such assets exceeds US$25,000,000 (or its equivalent in any other currency or currencies), which is not being effected through a public auction, the Security Agent shall, if requested by the Super Senior Instructing Party or the Majority Pari Passu Creditors, appoint a Financial Adviser to provide a Fairness Opinion in relation to that Enforcement, provided that the Security Agent shall not be required to appoint a Financial Adviser nor obtain a Fairness Opinion if any such proposed Enforcement:

(i)	would result in the receipt of sufficient Enforcement Proceeds in cash by the Security Agent to ensure that, after application in accordance with Clause 16 (Application of Proceeds):

(A)	in the case of any such Enforcement requested by the Super Senior Instructing Party, the Final Discharge Date would occur; or

(B)	in the case of any such Enforcement requested by the Majority Pari Passu Creditors, the Super Senior Discharge Date would occur,

(ii)	is in accordance with any applicable law; and

(iii)	complies with Clause 14 (Distressed Disposals).

4.
The Security Agent shall be under no obligation to appoint a Financial Adviser or to seek the advice of a Financial Adviser unless expressly required to do so by this Schedule 4 or any other provision of this Agreement.

SCHEDULE 5
AIRCRAFT SPECIFIC SECURITY

1.	The following security will be provided in favour of the Security Agent in respect of each NAC 29 Aircraft Asset:

(a)	a composite New York law security agreement in the form of Schedule 6 (Form of Security Agreement) to this Agreement (the “Security Agreement”) comprising:

(i)
a New York law security interest over each NAC 29 Aircraft Asset, it being acknowledged that (i) there will not be any requirement for the airframe and engines constituting an aircraft to be owned by the same person, provided that they are all beneficially owned by a member of the NAC 29 Group, and (ii) in respect of engines, if the Servicer determines in accordance with Leasing Company Practice that it would not be practicable to implement a simultaneous NAC 29 Asset Trade for a NAC 29 Aircraft Asset then there may be a period of up to ten (10) Business Days between the release of security for the Traded-out Asset and its replacement with, and security being granted in respect of, the Traded-in Asset;

(ii)	if applicable, an international interest under the Cape Town Convention over each such airframe and engines;

(iii)
an assignment of the Lease (together with any related guarantees, the proceeds under any related letters of credit issued in favour of the relevant lessor and any security interests granted in favour of the relevant lessor by the lessee) together with an assignment of associated rights for the purposes of the Cape Town Convention (to the extent applicable); and

(iv)
an assignment of the owner’s rights under the hull insurance proceeds, warranties proceeds and aircraft proceeds, will be granted by the legal title holder to each NAC 29 Aircraft Asset and each intermediate lessor in respect of a NAC 29 Aircraft Asset, in each case in respect of the NAC 29 Aircraft Asset it owns/leases;

(b)	to the extent that the State of Registration of any NAC 29 Aircraft Asset which is an airframe is:

(i)
France, a French law mortgage for that airframe and any related NAC 29 Aircraft Assets will be provided and the filings/registrations necessary under the laws of France to perfect such security will be made;

(ii)
Poland, a registered pledge for that airframe and any related NAC 29 Aircraft Assets will be provided and the filings/registrations necessary under the laws of Poland to perfect such security will be made; or

(iii)
Greece, a Greek law mortgage for that airframe and any related NAC 29 Aircraft Assets will be provided and the filings/registrations necessary under the laws of Greece to perfect such security will be made, provided always that no member of the NAC Obligor Group will be required to make any such filing and/or registration or grant any such security interest for such NAC 29 Aircraft Asset(s) if (as a result of any change in law or regulation, customary practice, in the relevant jurisdiction) the aggregate out of pocket cost of doing so, would exceed $15,000 per airframe;

(c)
a beneficial interest security interest granted by the beneficial owner of any NAC 29 Aircraft Asset in circumstances where legal title is held by another member of the NAC 29 Group or an owner trustee or similar entity (in addition to the other member of the NAC 29 Group or owner trustee or similar granting the Security Agreement as above);

(d)
notice of assignment will be given to Lease Obligor(s) of the NAC 29 Aircraft Asset, which notice will include a quiet enjoyment undertaking from the Security Agent, but no acknowledgment of such notices will be obtained unless such notice is being given in connection with a replacement lease for a NAC 29 Aircraft Asset in which case NAC 29 will use its reasonable endeavours, in accordance with Leasing Company Practice, to procure such an acknowledgement from the relevant Lease Obligor(s);

(e)
without prejudice to the requirements as to insurances set out in any of the Debt Documents, no notices will be given to any original equipment manufacturers, maintenance, repair and operations providers, letter of credit providers, sub-lessees, insurers or other third parties, unless the Security Agent requires that or gives such notification itself, in each case, where an Event of Default has occurred and is continuing;

(f)
the Security Agreement will be filed (as International Interests and assignments of International Interests, as applicable) with the International Registry (under the Cape Town Convention) (the “Required IR Filings”) and the Security Agreement and the beneficial interest security interest documents (to the extent applicable) will be registered with relevant Companies Registration Office (in Ireland) or Companies House (in England and Wales) or Accounting and Corporate Regulatory Authority (in Singapore) (as applicable) and notices of the particulars of the Security Agreement and the beneficial interest security interest documents will be submitted to the Irish Revenue Commissioners.  UCC filings will be made in Washington DC or, for a security provider incorporated in the United States of America, in its state of incorporation or, in each case, any other “location” (under the UCC) of a security provider; and

(g)
other than as set out in paragraphs (b) and (f), no security interest will be required under the laws of the State of Registration of any NAC 29 Aircraft Asset and no filings and/or registrations of the Security Agreement will be required in the State of Registration of any NAC 29 Aircraft Asset, unless:

(i)
in the case of any such registration and/or filing, it is being made at an “entry point” (as referred to in Article XIX of the Protocol to the Cape Town Convention) for such jurisdiction in order to allow the Security Agreement to be filed at the International Registry, provided always however that if lessee co-operation is required in order to make any such filing then no such filing will be required to be made until such time as any required co-operation has been provided, and NAC 29 will use all reasonable endeavours to obtain such co-operation as promptly as reasonably practicable following the Plan Effective Date (or, as applicable the date on which the security is granted); or

(ii)
in the case of any such security interest, it is only possible to make any filing of the type described in (i) above in respect of a security interest granted under the laws of the relevant jurisdiction (and not, for the avoidance of doubt, in respect of the Security Agreement), it being acknowledged that to the extent that the State of Registration of the airframe for any NAC 29 Aircraft is USA, an FAA mortgage and lease assignment for that airframe and any related engine that is owned by the same person, will be executed and filed with the FAA.

2.
Notwithstanding the term of paragraph 1 above, if the terms of any existing lease or other relevant document prohibits the granting of security of the type described in paragraph 1 without the consent of the lessee or any other person, no such security will be granted under the terms of the Security Agreement until such consent has been obtained, and NAC 29 will use all reasonable endeavours to obtain such consent as promptly as reasonably practicable following the Plan Effective Date (or, as applicable, the date on which the security is granted).

3.
Any new IDERA, deregistration/export powers of attorney, letter of credit or equivalent document for a NAC 29 Aircraft Asset will be granted in favour of the relevant member of the NAC 29 Group that owns and/or leases that NAC 29 Aircraft Asset, or any owner trustee for that NAC 29 Aircraft Asset.  No designation letters or equivalent documentation will be entered into in respect of any such documentation.

4.	For the avoidance of doubt the following security and other matters will not be granted:

(a)
where, on the date of this Agreement, the existing IDERAs, deregistration/export powers of attorney, letters of credit and any equivalent documentation for a NAC 29 Aircraft Asset have not been granted in favour of the relevant member of the NAC 29 Group that owns and/or leases that NAC 29 Aircraft Asset, or any owner trustee for that NAC 29 Aircraft Asset, no action will be required to be taken in order to procure that such documentation is re-issued in favour of such person(s), provided that if the lease for a NAC 29 Aircraft Asset is being amended after the date of this Agreement then NAC 29 will use reasonable efforts to obtain re-issuance of such documentation; and

(b)
where International Interests have been registered with the International Registry in respect of lease agreements, the right to discharge such interests will not be transferred by each applicable lessor to the Security Agent and no action will be required to be taken in order to amend the priority of any existing International Registry filings, as compared to the new International Interest registrations, unless an Event of Default occurs which is continuing, in which case the Security Agent may request that any such right to discharge be transferred to it and the relevant member of the NAC 29 Group will, within 5 Business Days of receipt of such request, effect the transfer of such right to discharge.

5.
The following security registrations or filings will be completed as soon as reasonably practicable following the date on which the relevant Security is granted, and in any event within the time period specified below:

	Filing	Time Period following the date on which the relevant Security is granted

(a)	Completion of the Required IR Filings other than as described at paragraphs (b) to (h) below.	10 Business Days

(b)	Completion of the Required IR Filings in any jurisdiction requiring the provision of authorising entry point codes (other than those specific jurisdictions referred to in paragraphs (c) to (h) below).	20 Business Days

(c)	Completion of the Required IR Filings in respect of any NAC 29 Aircraft the airframe for which is registered in Spain.	20 Business Days

(d)	Completion of the Required IR Filings in respect of any NAC 29 Aircraft the airframe for which is registered in Brazil.	30 Business Days

(e)	Completion of the Required IR Filings in respect of any NAC 29 Aircraft the airframe for which is registered in Mexico.	90 days

(f)	Completion of the Required IR Filings in respect of any NAC 29 Aircraft the airframe for which is registered in Argentina.	90 days

(g)	Completion of the Required IR Filings in respect of any NAC 29 Aircraft the airframe for which is registered in the People’s Republic of China.	30 Business Days

(h)	Completion of the Required IR Filings in respect of any NAC 29 Aircraft the airframe for which is registered in the United States of America.	15 Business Days

(i)	Registration (in France) of the French law security contemplated by paragraph 1(b)(i) above.	45 Business Days

	Filing	Time Period following the date on which the relevant Security is granted

(j)	Registration (in Poland) of the Polish law security contemplated by paragraph 1(b)(ii) above.	120 days

(k)	Registration (in Greece) of the Greek law security contemplated by paragraph 1(b)(iii) above.	45 Business Days

provided that no breach of the requirements in this paragraph 5 will occur if NAC 29 and/or the Servicer have each taken all steps within its control to complete the necessary action but the action has not been completed within the time period specified solely by reason of delay by any relevant governmental agencies or authorities which are required to process the relevant filings or registrations or provide the necessary authorising entry point codes, provided that (i) such delay is not due to the action or inaction of any member of the NAC Obligor Group and (ii) NAC 29 and/or the Servicer shall continue to take such reasonable steps within its control to complete the necessary action as soon as is reasonably practicable.

SCHEDULE 6
FORM OF SECURITY AGREEMENT

[To be inserted once drafted/agreed]

SCHEDULE 7
[RESERVED]

SCHEDULE 8
FORM OF NAC 29 INSTRUCTION CERTIFICATE

To:	[Wilmington Trust (London) Limited] (the “Security Agent”)

By email to: [churford@wilmingtontrust.com]

Date:	[date]

NAC 29 Instruction Certificate

Intercreditor Agreement dated [●] May 2022 entered into between, among others, the Security Agent and NAC Aviation 29 Designated Activity Company (the “ICA”)

1.	We refer to the ICA. Capitalised terms used but not defined herein will have the meanings given to them in the ICA.

2.	This is a NAC 29 Instruction Certificate.

3.	In accordance with clause[s] 16.4[*] of the ICA, we hereby:

3.1	instruct you to:

(a)	[**]; and

3.2
represent and warrant to you that the action set out in paragraph 3.1 above is, on the date hereof, permitted by the terms of the ICA and the Debt Documents[, including that Section 12.07 of the Senior Secured Note Indenture and any equivalent provision of any other Pari Passu Note Purchase Agreement have been complied with].

4.	This instruction and any non-contractual obligations arising out of or in connection with it are governed by English law.

Yours faithfully,

NAC Aviation 29 Designated Activity Company

By:

Name:

Title***:

[Notes:

* Insert appropriate sub-clause references.

** Insert description of required action(s).

*** To be executed by an Officer (as defined in the ICA) of NAC 29]

SIGNATURES

The Debtors

NAC DAC

SIGNED AND DELIVERED AS A DEED
for and on behalf of
NORDIC AVIATION CAPITAL
DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney

Signature of Attorney

Name of Attorney

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:	Nordic Aviation Capital DAC Gardens International Henry Street Limerick, Ireland

Fax:	+353 614 32420

Attention:	COO/General Counsel

NAC 29

SIGNED AND DELIVERED AS A DEED
for and on behalf of
NAC AVIATION 29
DESIGNATED ACTIVITY COMPANY
by its lawfully appointed attorney

Signature of Attorney

Name of Attorney

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness

Address:	NAC Aviation 29 DAC Gardens International Henry Street Limerick, Ireland

Fax:	+353 614 32420

Attention:	COO/General Counsel

The Original Subsidiary Guarantors

[AS A DEED

By:	[Guarantor Subsidiaries TBC]

director

director/secretary

OR

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

The Security Agent

WILMINGTON TRUST (LONDON) LIMITED

By:

Address:	Third Floor, 1 King’s Arms Yard, London EC2R 7AF

Email:	Churford@Wilmingtontrust.com

Attention:	Chris Hurford

The Exit Facility Agent

WILMINGTON TRUST (LONDON) LIMITED

By:

The Senior Secured Loan Agent

WILMINGTON TRUST (LONDON) LIMITED

By:

The Senior Secured Note Trustee

WILMINGTON TRUSTEE, NATIONAL ASSOCIATION

in its capacity as Senior Secured Note Trustee and authorised representative of the Senior Secured Noteholders

By:

The Exit Facility Lenders

[INSERT NAME OF EXIT FACILITY LENDER]

By: